Exhibit 99.1

3Q 2023

SUPPLEMENTAL INFORMATION PACKAGE

COPT DEFENSE PROPERTIES

COPT Defense Properties
Supplemental Information + Earnings Release - Unaudited
For the Period Ended 9/30/23

OVERVIEW	Summary Description	1
	Equity Research Coverage	2
	Selected Financial Summary Data	3
	Selected Portfolio Data	5

FINANCIAL STATEMENTS	Consolidated Balance Sheets	6
	Consolidated Statements of Operations	7
	Funds from Operations	8
	Diluted Share + Unit Computations	9
	Adjusted Funds from Operations	10
	EBITDAre + Adjusted EBITDA	11

PORTFOLIO INFORMATION	Properties by Segment	12
	Consolidated Real Estate Revenues + NOI by Segment	13
	Cash NOI by Segment	14
	NOI from Real Estate Operations + Occupancy by Property Grouping	15
	Same Property Average Occupancy Rates by Segment	16
	Same Property Period End Occupancy Rates by Segment	16
	Same Property Real Estate Revenues + NOI by Segment	17
	Same Property Cash NOI by Segment	18
	Leasing	19
	Lease Expiration Analysis	21
	2024 Defense/IT Portfolio Quarterly Lease Expiration Analysis	23
	Top 20 Tenants	24

INVESTING ACTIVITY	Property Dispositions	25
	Summary of Development Projects	26
	Development Placed in Service	27
	Summary of Land Owned/Controlled	28

CAPITALIZATION	Capitalization Overview	29
	Summary of Outstanding Debt	30
	Debt Analysis	32
	Consolidated Real Estate Joint Ventures	33
	Unconsolidated Real Estate Joint Ventures	34	Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

RECONCILIATIONS + DEFINITIONS	Supplementary Reconciliations of Non-GAAP Measures	35
	Definitions	39

EARNINGS RELEASE		i

COPT Defense Properties
Summary Description
THE COMPANY
COPT Defense Properties (the “Company” or “CDP”), an S&P MidCap 400 Company, is a self-managed real estate investment trust (“REIT”) focused on owning, operating and developing properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions (which we refer to herein as our Defense/IT Portfolio). Our tenants include the USG and their defense contractors, who are primarily engaged in priority national security activities, and who generally require mission-critical and high security property enhancements. In September 2023, we changed our name from Corporate Office Properties Trust to COPT Defense Properties to better describe our investment strategy’s focus on locations serving our country’s priority defense activities. The ticker symbol under which our common shares are publicly traded on the New York Stock Exchange changed from “OFC” to “CDP”. As of September 30, 2023, our Defense/IT Portfolio of 188 properties, including 24 owned through unconsolidated joint ventures, encompassed 21.3 million square feet and was 97.0% leased.

MANAGEMENT	Stephen E. Budorick, President + CEO	INVESTOR RELATIONS	Venkat Kommineni, VP
	Anthony Mifsud, EVP + CFO		443.285.5587 | venkat.kommineni@copt.com

Michelle Layne, Manager
443.285.5452 | michelle.layne@copt.com

CORPORATE CREDIT RATING
Fitch: BBB- Stable | Moody’s: Baa3 Stable | S&P: BBB- Stable

DISCLOSURE STATEMENT
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements and we undertake no obligation to update or supplement any forward-looking statements.  The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022.

COPT Defense Properties
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
Bank of America Securities	Camille Bonnel	416.369.2140	camille.bonnel@bofa.com
BTIG	Tom Catherwood	212.738.6410	tcatherwood@btig.com
Citigroup Global Markets	Michael Griffin	212.816.5871	michael.a.griffin@citi.com
Evercore ISI	Steve Sakwa	212.446.9462	steve.sakwa@evercoreisi.com
Green Street	Dylan Burzinski	949.640.8780	dburzinski@greenstreet.com
Jefferies & Co.	Peter Abramowitz	212.336.7241	pabramowitz@jefferies.com
JP Morgan	Tony Paolone	212.622.6682	anthony.paolone@jpmorgan.com
Raymond James	Bill Crow	727.567.2594	bill.crow@raymondjames.com
Truist Securities	Michael Lewis	212.319.5659	michael.r.lewis@truist.com
Wedbush Securities	Richard Anderson	212.938.9949	richard.anderson@wedbush.com
Wells Fargo Securities	Blaine Heck	443.263.6529	blaine.heck@wellsfargo.com

With the exception of Green Street, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Refinitiv. Any opinions, estimates or forecasts the above analysts make regarding CDP’s future performance are their own and do not represent the views, estimates or forecasts of CDP’s management.

COPT Defense Properties
Selected Financial Summary Data
(in thousands, except per share data)

	Page	Three Months Ended					Nine Months Ended
SUMMARY OF RESULTS	Refer.	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	9/30/23	9/30/22
Net (loss) income	7	$(221,207)	$31,642	$80,398	$52,087	$32,316	$(109,167)	$126,735
NOI from real estate operations	13	$96,494	$95,024	$93,903	$93,810	$91,096	$285,421	$268,494
Same Property NOI	17	$87,176	$86,254	$84,452	$84,795	$84,485	$257,882	$249,518
Same Property cash NOI	18	$85,940	$85,037	$83,194	$82,808	$82,228	$254,171	$239,422
Adjusted EBITDA	11	$90,260	$89,044	$87,443	$87,787	$86,386	$266,747	$253,922
FFO per NAREIT	8	$70,016	$70,033	$68,816	$70,282	$68,071	$208,865	$204,057
Diluted AFFO avail. to common share and unit holders	10	$64,122	$46,003	$38,616	$26,122	$53,439	$148,741	$152,291
Dividend per common share	N/A	$0.285	$0.285	$0.285	$0.275	$0.275	$0.855	$0.825

Per share - diluted:
EPS	9	$(1.94)	$0.27	$0.70	$0.45	$0.27	$(0.96)	$1.08
FFO - Nareit	9	$0.60	$0.60	$0.59	$0.60	$0.58	$1.79	$1.75
FFO - as adjusted for comparability	9	$0.60	$0.60	$0.59	$0.60	$0.58	$1.79	$1.75

Numerators for diluted per share amounts:
Diluted EPS	7	$(217,179)	$30,138	$78,467	$50,290	$30,806	$(108,214)	$122,107
Diluted FFO available to common share and unit holders	8	$68,512	$68,323	$67,651	$68,696	$66,391	$204,486	$199,490
Diluted FFO available to common share and unit holders, as adjusted for comparability	8	$68,593	$68,569	$67,651	$68,794	$66,595	$204,813	$200,171

COPT Defense Properties
Selected Financial Summary Data (continued)
(in thousands, except ratios)

	Page	Three Months Ended					Nine Months Ended
PAYOUT RATIOS AND CAPITALIZATION	Refer.	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	9/30/23	9/30/22
GAAP
Payout ratio:
Net income	N/A	N/A	103.1%	40.6%	60.3%	97.1%	N/A	74.3%

Capitalization and debt ratios:
Total assets	6	$4,239,257	$4,246,346	$4,177,992	$4,257,275	$4,269,329
Total equity	6	$1,525,873	$1,776,695	$1,768,814	$1,721,455	$1,700,666
Debt per balance sheet	6	$2,415,783	$2,176,174	$2,123,012	$2,231,794	$2,269,834
Debt to assets	32	57.0%	51.2%	50.8%	52.4%	53.2%	N/A	N/A
Net income to interest expense ratio	32	N/A	1.9x	4.9x	3.1x	2.1x	N/A	2.9x
Debt to net income ratio	32	N/A	17.2x	6.6x	10.7x	17.6x	N/A	N/A

Non-GAAP
Payout ratios:
Diluted FFO	N/A	47.3%	47.5%	47.9%	45.5%	47.1%	47.6%	47.0%
Diluted FFO - as adjusted for comparability	N/A	47.3%	47.3%	47.9%	45.4%	46.9%	47.5%	46.8%
Diluted AFFO	N/A	50.6%	70.5%	83.9%	119.7%	58.5%	65.4%	61.6%

Capitalization and debt ratios:
Total Market Capitalization	29	$5,172,058	$4,914,516	$4,856,761	$5,214,423	$4,943,129
Total Equity Market Capitalization	29	$2,726,295	$2,717,000	$2,711,499	$2,959,469	$2,650,311
Net debt	38	$2,293,005	$2,234,633	$2,181,408	$2,294,261	$2,305,878
Net debt to adjusted book	32	40.5%	38.4%	38.1%	39.8%	40.3%	N/A	N/A
Adjusted EBITDA fixed charge coverage ratio	32	4.6x	4.9x	5.0x	4.7x	5.1x	4.9x	5.2x
Net debt to in-place adj. EBITDA ratio	32	6.2x	6.3x	6.2x	6.3x	6.7x	N/A	N/A
Pro forma net debt to in-place adjusted EBITDA ratio (1)	N/A	N/A	N/A	N/A	6.0x	N/A	N/A	N/A
Net debt adjusted for fully-leased development to in-place adj. EBITDA ratio	32	5.9x	5.7x	5.8x	6.1x	5.9x	N/A	N/A
Pro forma net debt adj. for fully-leased development to in-place adj. EBITDA ratio (1)	N/A	N/A	N/A	N/A	5.7x	N/A	N/A	N/A
(1)Includes, for the 12/31/22 period, adjustments associated with our sale on 1/10/23 of a 90% interest in three data center shell properties.

COPT Defense Properties
Selected Portfolio Data (1)

	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22
# of Properties
Total Portfolio	196	194	194	194	188
Consolidated Portfolio	172	170	170	173	169
Defense/IT Portfolio	188	186	186	186	180
Same Property	180	180	180	180	180

% Occupied
Total Portfolio	94.1%	93.4%	92.8%	92.7%	92.7%
Consolidated Portfolio	92.7%	91.9%	91.2%	91.4%	91.4%
Defense/IT Portfolio	95.9%	95.3%	94.4%	94.1%	93.9%
Same Property	93.4%	92.8%	92.1%	92.0%	92.2%

% Leased
Total Portfolio	95.1%	94.9%	95.0%	95.2%	94.9%
Consolidated Portfolio	94.0%	93.7%	93.9%	94.3%	94.0%
Defense/IT Portfolio	97.0%	96.8%	96.7%	96.7%	96.3%
Same Property	94.5%	94.4%	94.5%	94.7%	94.5%

Square Feet (in thousands)
Total Portfolio	23,479	23,035	23,020	23,006	22,085
Consolidated Portfolio	19,184	18,740	18,725	19,458	18,903
Defense/IT Portfolio	21,339	20,895	20,878	20,869	19,949
Same Property	20,609	20,609	20,609	20,609	20,609

(1)Except for the Consolidated Portfolio, includes properties owned through unconsolidated real estate joint ventures (see page 34).

COPT Defense Properties
Consolidated Balance Sheets
(in thousands)

	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22
Assets
Properties, net:
Operating properties, net	$3,148,434	$3,272,670	$3,272,873	$3,258,899	$3,169,992
Development and redevelopment in progress, including land (1)	141,854	206,130	151,910	109,332	320,354
Land held (1)	177,909	193,435	189,292	188,167	201,065
Total properties, net	3,468,197	3,672,235	3,614,075	3,556,398	3,691,411
Property - operating right-of-use assets	40,487	41,652	42,808	37,020	37,541
Assets held for sale, net	—	—	—	161,286	—
Cash and cash equivalents	204,238	14,273	15,199	12,337	12,643
Investment in unconsolidated real estate joint ventures	41,495	41,928	42,279	21,460	38,644
Accounts receivable, net	40,211	47,363	46,149	43,334	39,720
Deferred rent receivable	142,041	136,382	130,153	125,147	124,146
Lease incentives, net	60,506	59,541	49,679	49,757	49,083
Deferred leasing costs, net	68,033	69,218	68,930	69,339	68,122
Investing receivables, net	87,535	86,708	85,499	84,621	102,550
Prepaid expenses and other assets, net	86,514	77,046	83,221	96,576	105,469
Total assets	$4,239,257	$4,246,346	$4,177,992	$4,257,275	$4,269,329
Liabilities and equity
Liabilities:
Debt	$2,415,783	$2,176,174	$2,123,012	$2,231,794	$2,269,834
Accounts payable and accrued expenses	135,605	135,784	128,509	157,998	156,815
Rents received in advance and security deposits	32,063	32,021	34,653	30,016	29,056
Dividends and distributions payable	32,645	32,636	32,630	31,400	31,407
Deferred revenue associated with operating leases	24,590	9,199	9,022	11,004	9,382
Property - operating lease liabilities	32,940	33,923	34,896	28,759	29,088
Other liabilities	17,936	27,699	21,008	18,556	17,634
Total liabilities	2,691,562	2,447,436	2,383,730	2,509,527	2,543,216
Redeemable noncontrolling interests	21,822	22,215	25,448	26,293	25,447
Equity:
CDP’s shareholders’ equity:
Common shares	1,125	1,125	1,125	1,124	1,124
Additional paid-in capital	2,489,717	2,486,996	2,484,501	2,486,116	2,484,702
Cumulative distributions in excess of net income	(1,010,885)	(762,617)	(760,820)	(807,508)	(827,072)
Accumulated other comprehensive income	6,094	5,224	1,353	2,071	2,632
Total CDP’s shareholders’ equity	1,486,051	1,730,728	1,726,159	1,681,803	1,661,386
Noncontrolling interests in subsidiaries:
Common units in the Operating Partnership	25,337	29,563	29,268	25,808	25,524
Other consolidated entities	14,485	16,404	13,387	13,844	13,756
Total noncontrolling interests in subsidiaries	39,822	45,967	42,655	39,652	39,280
Total equity	1,525,873	1,776,695	1,768,814	1,721,455	1,700,666
Total liabilities, redeemable noncontrolling interests and equity	$4,239,257	$4,246,346	$4,177,992	$4,257,275	$4,269,329
(1)Refer to pages 26 and 28 for detail.

COPT Defense Properties
Consolidated Statements of Operations
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	9/30/23	9/30/22
Revenues
Lease revenue	$155,268	$153,682	$150,560	$150,022	$146,481	$459,510	$430,147
Other property revenue	1,339	1,271	1,121	1,163	1,206	3,731	3,066
Construction contract and other service revenues	11,949	14,243	15,820	24,062	34,813	42,012	130,570
Total revenues	168,556	169,196	167,501	175,247	182,500	505,253	563,783
Operating expenses
Property operating expenses	61,788	61,600	59,420	58,470	57,663	182,808	168,960
Depreciation and amortization associated with real estate operations	37,620	37,600	36,995	36,907	35,247	112,215	104,323
Construction contract and other service expenses	11,493	13,555	15,201	23,454	33,555	40,249	126,509
Impairment losses	252,797	—	—	—	—	252,797	—
General and administrative expenses	7,582	7,287	7,996	7,766	6,558	22,865	19,695
Leasing expenses	2,280	2,345	1,999	2,235	2,340	6,624	6,102
Business development expenses and land carry costs	714	726	495	1,157	552	1,935	2,036
Total operating expenses	374,274	123,113	122,106	129,989	135,915	619,493	427,625
Interest expense	(17,798)	(16,519)	(16,442)	(16,819)	(15,123)	(50,759)	(44,355)
Interest and other income, net	2,529	2,143	2,256	4,671	597	6,928	4,399
Gain on sales of real estate	—	14	49,378	19,238	16	49,392	12
Loss on early extinguishment of debt	—	—	—	(267)	—	—	(342)
(Loss) income from continuing operations before equity in (loss) income of unconsolidated entities and income taxes	(220,987)	31,721	80,587	52,081	32,075	(108,679)	95,872
Equity in (loss) income of unconsolidated entities	(68)	111	(64)	229	308	(21)	1,514
Income tax expense	(152)	(190)	(125)	(223)	(67)	(467)	(224)
(Loss) income from continuing operations	(221,207)	31,642	80,398	52,087	32,316	(109,167)	97,162
Discontinued operations	—	—	—	—	—	—	29,573
Net (loss) income	(221,207)	31,642	80,398	52,087	32,316	(109,167)	126,735
Net loss (income) attributable to noncontrolling interests:
Common units in the Operating Partnership	3,691	(516)	(1,293)	(775)	(476)	1,882	(1,828)
Other consolidated entities	1,329	(839)	(326)	(833)	(919)	164	(2,357)
Net (loss) income attributable to common shareholders	$(216,187)	$30,287	$78,779	$50,479	$30,921	$(107,121)	$122,550
Amount allocable to share-based compensation awards	(992)	(98)	(248)	(129)	(75)	(1,093)	(334)
Redeemable noncontrolling interests	—	(51)	(64)	(60)	(40)	—	(109)
Numerator for diluted EPS	$(217,179)	$30,138	$78,467	$50,290	$30,806	$(108,214)	$122,107

COPT Defense Properties
Funds from Operations
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	9/30/23	9/30/22
Net (loss) income	$(221,207)	$31,642	$80,398	$52,087	$32,316	$(109,167)	$126,735
Real estate-related depreciation and amortization	37,620	37,600	36,995	36,907	35,247	112,215	104,323
Impairment losses on real estate	252,797	—	—	—	—	252,797	—
Gain on sales of real estate (1)	—	(14)	(49,378)	(19,238)	(16)	(49,392)	(28,576)
Depreciation and amortization on unconsolidated real estate JVs (2)	806	805	801	526	524	2,412	1,575
FFO - per Nareit (3)	70,016	70,033	68,816	70,282	68,071	208,865	204,057
FFO allocable to other noncontrolling interests (4)	(1,059)	(1,239)	(708)	(1,227)	(1,348)	(3,006)	(3,568)
Basic FFO allocable to share-based compensation awards	(481)	(480)	(466)	(360)	(354)	(1,427)	(1,073)
Basic FFO available to common share and common unit holders (3)	68,476	68,314	67,642	68,695	66,369	204,432	199,416
Redeemable noncontrolling interests	—	(28)	(30)	(27)	(5)	(58)	(7)
Diluted FFO adjustments allocable to share-based compensation awards	36	37	39	28	27	112	81
Diluted FFO available to common share and common unit holders - per Nareit (3)	68,512	68,323	67,651	68,696	66,391	204,486	199,490
Loss on early extinguishment of debt	—	—	—	267	—	—	342
Gain on early extinguishment of debt on unconsolidated real estate JVs (2)	—	—	—	(168)	—	—	—
Executive transition costs	82	248	—	—	206	330	343
Diluted FFO comparability adjustments allocable to share-based compensation awards	(1)	(2)	—	(1)	(2)	(3)	(4)
Diluted FFO available to common share and common unit holders, as adjusted for comparability (3)	$68,593	$68,569	$67,651	$68,794	$66,595	$204,813	$200,171
(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(2)See page 34 for additional disclosure regarding our unconsolidated real estate JVs.
(3)Refer to the section entitled “Definitions” for a definition of this measure.
(4)Pertains to noncontrolling interests in consolidated real estate JVs reported on page 33.

COPT Defense Properties
Diluted Share + Unit Computations
(in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	9/30/23	9/30/22
EPS Denominator:
Weighted average common shares - basic	112,196	112,188	112,127	112,096	112,093	112,170	112,066
Dilutive effect of share-based compensation awards	—	426	410	435	433	—	429
Dilutive effect of redeemable noncontrolling interests	—	62	91	102	105	—	121
Weighted average common shares - diluted	112,196	112,676	112,628	112,633	112,631	112,170	112,616
Diluted EPS	$(1.94)	$0.27	$0.70	$0.45	$0.27	$(0.96)	$1.08

Weighted Average Shares for period ended:
Common shares	112,196	112,188	112,127	112,096	112,093	112,170	112,066
Dilutive effect of share-based compensation awards	429	426	410	435	433	422	429
Common units	1,520	1,514	1,489	1,476	1,477	1,508	1,446
Redeemable noncontrolling interests	—	62	91	102	105	51	121
Denominator for diluted FFO per share and as adjusted for comparability	114,145	114,190	114,117	114,109	114,108	114,151	114,062
Weighted average common units	(1,520)	(1,514)	(1,489)	(1,476)	(1,477)	(1,508)	(1,446)
Redeemable noncontrolling interests	—	—	—	—	—	(51)	—
Dilutive effect of additional share-based compensation awards	(429)	—	—	—	—	(422)	—
Denominator for diluted EPS	112,196	112,676	112,628	112,633	112,631	112,170	112,616
Diluted FFO per share - Nareit (1)	$0.60	$0.60	$0.59	$0.60	$0.58	$1.79	$1.75
Diluted FFO per share - as adjusted for comparability (1)	$0.60	$0.60	$0.59	$0.60	$0.58	$1.79	$1.75
(1)Refer to the section entitled “Definitions” for a definition of this measure.

COPT Defense Properties
Adjusted Funds from Operations
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	9/30/23	9/30/22
Diluted FFO available to common share and common unit holders, as adjusted for comparability (1)	$68,593	$68,569	$67,651	$68,794	$66,595	$204,813	$200,171
Straight line rent adjustments and lease incentive amortization	12,882	(3,161)	(3,516)	(3,043)	605	6,205	(5,782)
Amortization of intangibles and other assets included in NOI	26	17	(19)	15	50	24	(273)
Share-based compensation, net of amounts capitalized	2,280	2,213	1,733	2,247	2,188	6,226	6,453
Amortization of deferred financing costs	639	628	632	619	540	1,899	1,678
Amortization of net debt discounts, net of amounts capitalized	750	622	618	615	612	1,990	1,825
Replacement capital expenditures (1)	(21,122)	(22,664)	(28,210)	(43,283)	(17,528)	(71,996)	(52,603)
Other	74	(221)	(273)	158	377	(420)	822
Diluted AFFO available to common share and common unit holders (“diluted AFFO”) (1)	$64,122	$46,003	$38,616	$26,122	$53,439	$148,741	$152,291

Replacement capital expenditures (1)
Tenant improvements and incentives	$14,457	$32,619	$19,986	$33,439	$8,848	$67,062	$29,513
Building improvements	6,307	2,766	2,141	8,468	7,477	11,214	21,060
Leasing costs	1,902	3,542	1,750	4,389	3,073	7,194	7,091
Net (exclusions from) additions to tenant improvements and incentives	(813)	(16,007)	4,839	(75)	(57)	(11,981)	2,225
Excluded building improvements and leasing costs	(731)	(256)	(506)	(2,938)	(1,813)	(1,493)	(7,286)
Replacement capital expenditures	$21,122	$22,664	$28,210	$43,283	$17,528	$71,996	$52,603
(1)Refer to the section entitled “Definitions” for a definition of this measure.

COPT Defense Properties
EBITDAre + Adjusted EBITDA
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	9/30/23	9/30/22
Net (loss) income	$(221,207)	$31,642	$80,398	$52,087	$32,316	$(109,167)	$126,735
Interest expense	17,798	16,519	16,442	16,819	15,123	50,759	44,355
Income tax expense	152	190	125	223	67	467	224
Real estate-related depreciation and amortization	37,620	37,600	36,995	36,907	35,247	112,215	104,323
Other depreciation and amortization	615	609	602	602	602	1,826	1,761
Impairment losses on real estate	252,797	—	—	—	—	252,797	—
Gain on sales of real estate (1)	—	(14)	(49,378)	(19,238)	(16)	(49,392)	(28,576)
Adjustments from unconsolidated real estate JVs	1,743	1,559	1,704	1,033	762	5,006	2,280
EBITDAre (2)	89,518	88,105	86,888	88,433	84,101	264,511	251,102
Credit loss expense (recoveries)	372	238	67	(1,331)	1,693	677	1,602
Business development expenses	313	394	241	794	386	948	1,097
Executive transition costs	82	307	247	387	206	636	343
Loss on early extinguishment of debt	—	—	—	267	—	—	342
Gain on early extinguishment of debt on unconsolidated real estate JVs	—	—	—	(168)	—	—	—
Net gain on other investments	(25)	—	—	(595)	—	(25)	(564)
Adjusted EBITDA (2)	90,260	89,044	87,443	87,787	86,386	$266,747	$253,922
Pro forma NOI adjustment for property changes within period	1,647	56	(318)	2,704	—
Change in collectability of deferred rental revenue	—	28	899	—	13
In-place adjusted EBITDA (2)	91,907	89,128	88,024	90,491	86,399
Pro forma NOI adjustment from subsequent event transactions (3)	N/A	N/A	N/A	(2,903)	N/A
Pro forma in-place adjusted EBITDA (2)	$91,907	$89,128	$88,024	$87,588	$86,399
(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Refer to the section entitled “Definitions” for a definition of this measure.
(3)Includes, for the 12/31/22 period, NOI adjustment from our sale on 1/10/23 of a 90% interest in three data center shell properties.

COPT Defense Properties
Properties by Segment - 9/30/23
(square feet in thousands)

	# of Properties	Operational Square Feet	% Occupied	% Leased
Defense/IT Portfolio:
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park	33	4,106	98.7%	99.4%
Howard County	35	2,862	93.7%	94.3%
Other	23	1,725	93.9%	95.1%
Total Fort Meade/BW Corridor	91	8,693	96.1%	96.9%
Northern Virginia (“NoVA”) Defense/IT	16	2,501	89.5%	92.4%
Lackland AFB (San Antonio, Texas)	8	1,062	100.0%	100.0%
Navy Support	22	1,273	86.8%	89.7%
Redstone Arsenal (Huntsville, Alabama)	22	2,300	95.8%	98.0%
Data Center Shells:
Consolidated Properties	5	1,215	100.0%	100.0%
Unconsolidated JV Properties (1)	24	4,295	100.0%	100.0%
Total Defense/IT Portfolio	188	21,339	95.9%	97.0%
Other (2)	8	2,140	75.4%	75.9%
Total Portfolio	196	23,479	94.1%	95.1%
Consolidated Portfolio	172	19,184	92.7%	94.0%
(1)See page 34 for additional disclosure regarding our unconsolidated real estate JVs.
(2)Includes our reclassification in the quarter ended 9/30/23 of a portfolio of office properties located in the Greater Washington, DC/Baltimore region that we previously reported as a separate segment referred to as Regional Office.
(3)Refer to the section entitled “Definitions” for a definition of this measure.

COPT Defense Properties
Consolidated Real Estate Revenues + NOI by Segment
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	9/30/23	9/30/22
Consolidated real estate revenues
Defense/IT Portfolio:
Fort Meade/BW Corridor	$73,350	$72,176	$69,777	$69,778	$69,209	$215,303	$204,012
NoVA Defense/IT	20,333	19,841	19,829	18,695	18,611	60,003	55,290
Lackland Air Force Base	16,193	17,595	15,605	17,118	15,951	49,393	45,793
Navy Support	8,190	8,118	7,925	8,247	8,253	24,233	24,507
Redstone Arsenal	13,768	12,978	13,414	10,114	9,976	40,160	28,479
Data Center Shells-Consolidated	6,811	6,287	6,692	10,008	9,069	19,790	25,714
Total Defense/IT Portfolio	138,645	136,995	133,242	133,960	131,069	408,882	383,795
Wholesale Data Center	—	—	—	—	—	—	1,980
Other (2)	17,962	17,958	18,439	17,225	16,618	54,359	49,418
Consolidated real estate revenues (1)	$156,607	$154,953	$151,681	$151,185	$147,687	$463,241	$435,193

NOI from real estate operations (3)
Defense/IT Portfolio:
Fort Meade/BW Corridor	$48,134	$47,988	$45,257	$45,784	$44,759	$141,379	$130,279
NoVA Defense/IT	12,433	12,158	12,257	11,862	11,835	36,848	35,488
Lackland Air Force Base	7,626	7,644	7,660	7,690	7,670	22,930	22,920
Navy Support	4,257	4,602	4,382	4,712	4,588	13,241	14,041
Redstone Arsenal	8,820	8,228	8,778	6,204	5,652	25,826	16,789
Data Center Shells:
Consolidated properties	6,133	5,544	6,098	8,951	7,953	17,775	22,399
CDP’s share of unconsolidated real estate JVs	1,675	1,671	1,642	1,095	1,072	4,988	3,232
Total Defense/IT Portfolio	89,078	87,835	86,074	86,298	83,529	262,987	245,148
Wholesale Data Center	—	—	—	(4)	—	—	1,005
Other (2)	7,416	7,189	7,829	7,516	7,567	22,434	22,341
NOI from real estate operations (1)	$96,494	$95,024	$93,903	$93,810	$91,096	$285,421	$268,494
(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Includes our retrospective reclassification in the quarter ended 9/30/23 of a portfolio of office properties located in the Greater Washington, DC/Baltimore region that we previously reported as a separate segment referred to as Regional Office.
(3)Refer to the section entitled “Definitions” for a definition of this measure.

COPT Defense Properties
Cash NOI by Segment
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	9/30/23	9/30/22
Cash NOI from real estate operations (1)
Defense/IT Portfolio:
Fort Meade/BW Corridor	$45,513	$45,727	$43,662	$45,106	$44,723	$134,902	$129,607
NoVA Defense/IT	12,765	12,642	11,423	10,274	10,197	36,830	30,607
Lackland Air Force Base	7,913	7,919	7,915	7,889	7,757	23,747	23,134
Navy Support	4,621	4,911	5,023	5,257	4,951	14,555	14,719
Redstone Arsenal	4,861	3,707	4,988	5,263	4,631	13,556	14,013
Data Center Shells:
Consolidated properties	4,904	4,918	5,379	6,960	7,020	15,201	19,016
CDP’s share of unconsolidated real estate JVs	1,396	1,385	1,351	1,012	985	4,132	2,955
Total Defense/IT Portfolio	81,973	81,209	79,741	81,761	80,264	242,923	234,051
Wholesale Data Center	—	—	—	(4)	—	—	1,014
Other (2)	7,400	7,350	7,583	6,876	7,606	22,333	20,114
Cash NOI from real estate operations (3)	$89,373	$88,559	$87,324	$88,633	$87,870	$265,256	$255,179
(1)Refer to the section entitled “Definitions” for a definition of this measure.
(2)Includes our retrospective reclassification in the quarter ended 9/30/23 of a portfolio of office properties located in the Greater Washington, DC/Baltimore region that we previously reported as a separate segment referred to as Regional Office.
(3)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.

COPT Defense Properties
NOI from Real Estate Operations + Occupancy by Property Grouping - 9/30/23
(dollars and square feet in thousands)

	As of Period End						NOI from Real Estate Operations (3)
	# of Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)
Property Grouping							Three Months Ended	Nine Months Ended
Defense/IT Portfolio:
Same Property: (2)
Consolidated properties	153	15,287	94.5%	96.0%	$511,359	80.7%	$78,867	$232,836
Unconsolidated real estate JV	19	3,182	100.0%	100.0%	4,898	0.8%	1,078	3,227
Total Same Property in Defense/IT Portfolio	172	18,469	95.5%	96.7%	516,257	81.5%	79,945	236,063
Properties Placed in Service (4)	11	1,757	98.4%	98.4%	47,570	7.5%	8,537	24,820
Other unconsolidated JV properties (5)	5	1,113	100.0%	100.0%	1,818	0.3%	596	2,104
Total Defense/IT Portfolio	188	21,339	95.9%	97.0%	565,645	89.3%	89,078	262,987
Other	8	2,140	75.4%	75.9%	67,753	10.7%	7,416	22,434
Total Portfolio	196	23,479	94.1%	95.1%	$633,398	100.0%	$96,494	$285,421
Consolidated Portfolio	172	19,184	92.7%	94.0%	$626,681	98.9%	$94,819	$280,433
(1)Percentages calculated based on operational square feet.
(2)Refer to the section entitled “Definitions” for a definition of this measure.
(3)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(4)Newly developed or redeveloped properties placed in service that were not fully operational by 1/1/22.
(5)Includes data center shell properties in which we sold ownership interests and retained 10% interests through unconsolidated real estate JVs in 2023 and 2022. See page 34 for additional disclosure regarding our unconsolidated real estate JVs.

COPT Defense Properties
Same Property (1) Average Occupancy Rates by Segment
(square feet in thousands)

	# of Properties	Operational Square Feet	Three Months Ended					Nine Months Ended
			9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	9/30/23	9/30/22
Defense/IT Portfolio:
Fort Meade/BW Corridor	90	8,510	95.7%	94.7%	92.9%	92.5%	91.9%	94.4%	90.7%
NoVA Defense/IT	16	2,501	89.8%	89.9%	90.6%	89.9%	89.3%	90.1%	88.8%
Lackland Air Force Base	8	1,062	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,244	87.2%	87.6%	88.9%	90.4%	91.3%	87.9%	91.8%
Redstone Arsenal	16	1,512	91.6%	87.8%	87.0%	87.6%	87.8%	88.8%	88.8%
Data Center Shells:
Consolidated properties	2	458	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	19	3,182	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Portfolio	172	18,469	95.1%	94.4%	93.6%	93.5%	93.2%	94.4%	92.7%
Other (2)	8	2,140	75.2%	75.0%	78.6%	80.0%	80.7%	76.3%	80.2%
Total Same Property	180	20,609	93.0%	92.3%	92.1%	92.1%	91.9%	92.5%	91.4%

Same Property (1) Period End Occupancy Rates by Segment (square feet in thousands)
	# of Properties	Operational Square Feet
			9/30/23	6/30/23	3/31/23	12/31/22	9/30/22
Defense/IT Portfolio:
Fort Meade/BW Corridor	90	8,510	96.0%	95.3%	93.3%	92.5%	92.2%
NoVA Defense/IT	16	2,501	89.5%	89.9%	90.7%	90.0%	89.9%
Lackland Air Force Base	8	1,062	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,244	87.4%	87.4%	88.4%	89.7%	91.4%
Redstone Arsenal	16	1,512	94.7%	90.1%	86.7%	88.0%	88.1%
Data Center Shells:
Consolidated properties	2	458	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	19	3,182	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Portfolio	172	18,469	95.5%	94.8%	93.8%	93.5%	93.5%
Other (2)	8	2,140	75.4%	74.9%	77.6%	78.8%	81.0%
Total Same Property	180	20,609	93.4%	92.8%	92.1%	92.0%	92.2%
(1)Includes properties stably owned and 100% operational since at least 1/1/22.
(2)Includes our retrospective reclassification in the quarter ended 9/30/23 of a portfolio of office properties located in the Greater Washington, DC/Baltimore region that we previously reported as a separate segment referred to as Regional Office.

COPT Defense Properties
Same Property Real Estate Revenues + NOI by Segment
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	9/30/23	9/30/22
Same Property real estate revenues
Defense/IT Portfolio:
Fort Meade/BW Corridor	$71,668	$70,510	$68,112	$68,673	$69,183	$210,290	$203,983
NoVA Defense/IT	20,333	19,840	19,829	18,695	18,611	60,002	55,290
Lackland Air Force Base	16,193	17,596	15,605	17,118	15,951	49,394	45,793
Navy Support	8,035	7,964	7,771	8,092	8,098	23,770	24,184
Redstone Arsenal	9,629	8,972	9,499	9,204	9,310	28,100	27,220
Data Center Shells-Consolidated	2,479	2,538	2,505	2,395	2,379	7,522	7,165
Total Defense/IT Portfolio	128,337	127,420	123,321	124,177	123,532	379,078	363,635
Other (2)	15,953	15,964	16,790	16,059	15,503	48,707	46,010
Same Property real estate revenues	$144,290	$143,384	$140,111	$140,236	$139,035	$427,785	$409,645

Same Property NOI from real estate operations (“NOI”)
Defense/IT Portfolio:
Fort Meade/BW Corridor	$46,721	$46,489	$43,887	$44,858	$44,760	$137,097	$130,280
NoVA Defense/IT	12,433	12,158	12,257	11,862	11,835	36,848	35,488
Lackland Air Force Base	7,625	7,645	7,660	7,690	7,670	22,930	22,920
Navy Support	4,177	4,510	4,293	4,610	4,487	12,980	13,811
Redstone Arsenal	5,746	5,197	5,465	5,307	5,280	16,408	16,057
Data Center Shells:
Consolidated properties	2,166	2,170	2,238	2,088	2,032	6,574	6,098
CDP’s share of unconsolidated real estate JVs	1,078	1,073	1,076	1,076	1,072	3,227	3,232
Total Defense/IT Portfolio	79,946	79,242	76,876	77,491	77,136	236,064	227,886
Other (2)	7,230	7,012	7,576	7,304	7,349	21,818	21,632
Same Property NOI (1)	$87,176	$86,254	$84,452	$84,795	$84,485	$257,882	$249,518
(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Includes our retrospective reclassification in the quarter ended 9/30/23 of a portfolio of office properties located in the Greater Washington, DC/Baltimore region that we previously reported as a separate segment referred to as Regional Office.

COPT Defense Properties
Same Property Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	9/30/23	9/30/22
Same Property cash NOI from real estate operations (“cash NOI”)
Defense/IT Portfolio:
Fort Meade/BW Corridor	$45,783	$45,894	$43,949	$45,285	$44,723	$135,626	$129,607
NoVA Defense/IT	12,764	12,642	11,423	10,274	10,197	36,829	30,607
Lackland Air Force Base	7,913	7,919	7,915	7,889	7,757	23,747	23,134
Navy Support	4,545	4,825	4,940	5,163	4,857	14,310	14,503
Redstone Arsenal	4,894	3,706	4,704	4,746	4,582	13,304	14,021
Data Center Shells:
Consolidated properties	1,894	1,954	2,020	1,866	1,810	5,868	5,404
CDP’s share of unconsolidated real estate JVs	1,013	1,005	1,000	994	986	3,018	2,956
Total Defense/IT Portfolio	78,806	77,945	75,951	76,217	74,912	232,702	220,232
Other (1)	7,134	7,092	7,243	6,591	7,316	21,469	19,190
Same Property cash NOI (2)	$85,940	$85,037	$83,194	$82,808	$82,228	$254,171	$239,422
Percentage change in total Same Property cash NOI (2)	4.5%					6.2%
Percentage change in Defense/IT Portfolio Same Property cash NOI (3)	5.2%					5.7%
(1)Includes our retrospective reclassification in the quarter ended 9/30/23 of a portfolio of office properties located in the Greater Washington, DC/Baltimore region that we previously reported as a separate segment referred to as Regional Office.
(2)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(3)Represents the change between the current period and the same period in the prior year.

COPT Defense Properties
Leasing (1)(2)
Three Months Ended 9/30/23
(square feet in thousands)

	Defense/IT Portfolio
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Total Defense/IT Portfolio	Other	Total
Renewed Space
Leased Square Feet	328	17	20	3	368	2	370
Expiring Square Feet	375	47	23	3	448	4	452
Vacating Square Feet	47	30	3	—	80	1	81
Retention Rate (% based upon square feet)	87.5%	36.6%	85.8%	100.0%	82.2%	64.4%	82.0%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$3.27	$2.52	$1.20	$1.04	$3.11	$5.14	$3.12
Weighted Average Lease Term in Years	4.1	5.0	4.6	3.2	4.2	9.6	4.2
Straight-line Rent Per Square Foot
Renewal Straight-line Rent	$33.19	$43.86	$30.90	$26.12	$33.52	$39.27	$33.56
Expiring Straight-line Rent	$30.60	$39.56	$25.07	$25.50	$30.69	$30.73	$30.69
Change in Straight-line Rent	8.5%	10.9%	23.3%	2.4%	9.2%	27.8%	9.3%
Cash Rent Per Square Foot
Renewal Cash Rent	$32.60	$42.05	$29.46	$26.78	$32.83	$36.29	$32.85
Expiring Cash Rent	$32.14	$41.19	$27.97	$26.13	$32.29	$36.29	$32.32
Change in Cash Rent	1.4%	2.1%	5.3%	2.5%	1.7%	—%	1.7%
Average Escalations Per Year	2.7%	2.8%	2.9%	2.5%	2.7%	2.5%	2.7%
New Leases
Development and Redevelopment Space
Leased Square Feet	—	—	—	—	—	—	—
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$—	$—	$—	$—	$—	$—	$—
Weighted Average Lease Term in Years	—	—	—	—	—	—	—
Straight-line Rent Per Square Foot	$—	$—	$—	$—	$—	$—	$—
Cash Rent Per Square Foot	$—	$—	$—	$—	$—	$—	$—
Vacant Space
Leased Square Feet	21	79	37	10	147	4	151
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$5.79	$10.43	$7.01	$6.50	$8.65	$12.70	$8.75
Weighted Average Lease Term in Years	5.4	10.1	5.8	10.0	8.4	10.0	8.4
Straight-line Rent Per Square Foot	$36.45	$34.25	$27.41	$28.44	$32.46	$60.58	$33.18
Cash Rent Per Square Foot	$35.35	$33.07	$27.92	$27.00	$31.70	$55.76	$32.32
Total Square Feet Leased	349	96	57	13	515	6	521
Average Escalations Per Year	2.7%	2.6%	2.7%	2.5%	2.6%	2.7%	2.6%
Average Escalations Excl. Data Center Shells							2.6%
(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.
(2)Refer to the section entitled “Definitions” for definitions of certain terms on this schedule.

COPT Defense Properties
Leasing (1)(2)
Nine Months Ended 9/30/23
(square feet in thousands)

	Defense/IT Portfolio
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Portfolio	Other	Total
Renewed Space
Leased Square Feet	1,009	240	113	3	—	1,365	2	1,367
Expiring Square Feet	1,089	324	147	3	—	1,562	94	1,656
Vacating Square Feet	80	84	34	—	—	198	91	289
Retention Rate (% based upon square feet)	92.6%	74.2%	76.9%	100.0%	—%	87.3%	2.5%	82.5%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$2.64	$4.27	$1.98	$1.04	$—	$2.87	$5.14	$2.87
Weighted Average Lease Term in Years	4.5	4.8	2.8	3.2	—	4.4	9.6	4.4
Straight-line Rent Per Square Foot
Renewal Straight-line Rent	$37.12	$36.69	$23.25	$26.12	$—	$35.88	$39.27	$35.88
Expiring Straight-line Rent	$34.57	$34.01	$21.62	$25.50	$—	$33.38	$30.73	$33.38
Change in Straight-line Rent	7.4%	7.9%	7.5%	2.4%	—%	7.5%	27.8%	7.5%
Cash Rent Per Square Foot
Renewal Cash Rent	$37.19	$38.27	$23.49	$26.78	$—	$36.23	$36.29	$36.23
Expiring Cash Rent	$36.67	$38.20	$23.06	$26.13	$—	$35.79	$36.29	$35.79
Change in Cash Rent	1.4%	0.2%	1.9%	2.5%	—%	1.2%	—%	1.2%
Average Escalations Per Year	2.7%	2.3%	2.4%	2.5%	—%	2.6%	2.5%	2.6%
New Leases
Development and Redevelopment Space
Leased Square Feet	—	—	—	77	418	495	—	495
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$—	$—	$—	$7.77	$—	$1.21	$—	$1.21
Weighted Average Lease Term in Years	—	—	—	10.4	15.0	14.3	—	14.3
Straight-line Rent Per Square Foot	$—	$—	$—	$33.39	$31.69	$31.96	$—	$31.96
Cash Rent Per Square Foot	$—	$—	$—	$30.46	$27.40	$27.88	$—	$27.88
Vacant Space
Leased Square Feet	132	127	42	11	—	312	26	337
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$6.83	$10.57	$7.49	$6.45	$—	$8.42	$13.16	$8.79
Weighted Average Lease Term in Years	6.6	10.0	5.8	9.3	—	8.0	6.3	7.9
Straight-line Rent Per Square Foot	$30.39	$33.83	$27.91	$28.51	$—	$31.39	$37.95	$31.89
Cash Rent Per Square Foot	$29.71	$33.30	$28.44	$27.07	$—	$30.90	$37.58	$31.41
Total Square Feet Leased	1,141	367	155	91	418	2,172	28	2,199
Average Escalations Per Year	2.6%	2.4%	2.6%	2.8%	2.3%	2.5%	2.7%	2.5%
Average Escalations Excl. Data Center Shells								2.6%
(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.
(2)Refer to the section entitled “Definitions” for definitions of certain terms on this schedule.

COPT Defense Properties
Lease Expiration Analysis as of 9/30/23 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Defense/IT Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Defense/IT Portfolio
Ft Meade/BW Corridor	423	$17,596	3.1%	$41.58
NoVA Defense/IT	48	1,561	0.3%	32.79
Navy Support	15	393	0.1%	26.46
2023	486	19,551	3.5%	40.25
Ft Meade/BW Corridor	1,180	45,333	8.0%	38.38
NoVA Defense/IT	251	9,164	1.6%	36.56
Navy Support	465	11,824	2.1%	25.45
Redstone Arsenal	102	3,073	0.5%	30.01
Data Center Shells-Unconsolidated JV Properties	546	718	0.1%	13.15
2024	2,544	70,112	12.4%	34.14
Ft Meade/BW Corridor	1,789	67,540	11.9%	37.70
NoVA Defense/IT	281	11,781	2.1%	41.97
Lackland Air Force Base	703	39,521	7.0%	56.24
Navy Support	154	3,994	0.7%	25.97
Redstone Arsenal	296	6,933	1.2%	23.40
Data Center Shells-Unconsolidated JV Properties	121	170	—%	14.09
2025	3,344	129,940	23.0%	40.14
Ft Meade/BW Corridor	807	32,001	5.7%	39.64
NoVA Defense/IT	66	2,211	0.4%	33.26
Lackland Air Force Base	250	12,565	2.2%	50.26
Navy Support	173	5,813	1.0%	33.58
Redstone Arsenal	46	1,157	0.2%	25.28
Data Center Shells-Unconsolidated JV Properties	446	804	0.1%	18.03
2026	1,788	54,552	9.6%	39.32
Ft Meade/BW Corridor	685	25,922	4.6%	37.76
NoVA Defense/IT	190	6,269	1.1%	32.94
Navy Support	188	7,482	1.3%	39.80
Redstone Arsenal	163	4,378	0.8%	26.84
Data Center Shells-Unconsolidated JV Properties	364	486	0.1%	13.36
2027	1,590	44,538	7.9%	35.22
Thereafter
Consolidated Properties	7,900	242,415	42.9%	30.01
Unconsolidated JV Properties	2,819	4,537	0.8%	16.10
Total Defense/IT Portfolio	20,471	$565,645	100.0%	$33.73

COPT Defense Properties
Lease Expiration Analysis as of 9/30/23 (1) (continued)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Total Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Total Defense/IT Portfolio	20,471	$565,645	89.3%	$33.73
Other
2023	30	1,251	0.2%	41.77
2024	227	6,469	1.0%	28.32
2025	135	10,608	1.7%	35.62
2026	164	5,951	0.9%	36.20
2027	115	4,315	0.7%	37.33
Thereafter	943	39,159	6.2%	41.34
Total Other	1,614	67,753	10.7%	38.23
Total Portfolio	22,085	$633,398	100.0%	$34.13
Consolidated Portfolio	17,790	$626,681
Unconsolidated JV Properties	4,295	$6,716
Note: As of 9/30/23, the weighted average lease term was 5.2 years for the Defense/IT Portfolio, 5.3 years for the total portfolio and 5.1 years for the consolidated portfolio.

(1)This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 9/30/23. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to CDP’s ownership interest.
(2)A number of our leases are subject to certain early termination provisions.  The year of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.

COPT Defense Properties
2024 Defense/IT Portfolio Quarterly Lease Expiration Analysis as of 9/30/23 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Quarter of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Defense/IT Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Defense IT Portfolio
Ft Meade/BW Corridor	343	$11,898	2.1%	$34.68
NoVA Defense/IT	55	1,789	0.3%	32.47
Navy Support	125	3,451	0.6%	27.51
Redstone Arsenal	4	122	—%	29.11
Data Center Shells-Unconsolidated JV Properties	236	279	—%	1.18
Q1 2024	763	17,539	3.0%	31.81
Ft Meade/BW Corridor	277	9,663	1.7%	34.90
NoVA Defense/IT	73	2,663	0.5%	36.53
Navy Support	21	627	0.1%	30.11
Redstone Arsenal	4	101	—%	27.32
Q2 2024	375	13,054	2.3%	34.87
Ft Meade/BW Corridor	280	10,291	1.8%	36.60
NoVA Defense/IT	13	435	0.1%	33.33
Navy Support	181	3,807	0.7%	21.01
Redstone Arsenal	4	130	—%	33.25
Data Center Shells-Unconsolidated JV Properties	310	439	0.1%	1.42
Q3 2024	788	15,102	2.7%	29.58
Ft Meade/BW Corridor	280	13,481	2.4%	48.13
NoVA Defense/IT	110	4,276	0.8%	39.02
Navy Support	137	3,940	0.7%	28.74
Redstone Arsenal	91	2,720	0.5%	30.02
Q4 2024	618	24,417	4.4%	39.55

	2,544	$70,112	12.4%	$34.14
(1)This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 9/30/23.
(2)A number of our leases are subject to certain early termination provisions.  The period of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.

COPT Defense Properties
Top 20 Tenants as of 9/30/23 (1)
(dollars and square feet in thousands)

Tenant		Total Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	Occupied Square Feet	Weighted Average Remaining Lease Term (3)
United States Government	(4)	$230,515	36.4%	5,512	3.9
Fortune 100 Company		44,473	7.0%	5,802	7.8
General Dynamics Corporation		32,664	5.2%	703	3.2
Northrop Grumman Corporation		14,712	2.3%	519	6.0
The Boeing Company		14,639	2.3%	443	2.9
CACI International Inc		14,626	2.3%	354	4.2
Peraton Corp.		12,630	2.0%	330	5.0
Booz Allen Hamilton, Inc.		11,810	1.9%	297	2.4
Fortune 100 Company		11,752	1.9%	183	11.0
Morrison & Foerster, LLP		9,437	1.5%	102	13.5
CareFirst Inc.		8,836	1.4%	264	10.9
KBR, Inc.		7,831	1.2%	310	7.1
Yulista Holding, LLC		6,906	1.1%	368	6.2
RTX Corporation		6,890	1.1%	186	3.7
Wells Fargo & Company		6,824	1.1%	159	4.5
Miles and Stockbridge, PC		6,702	1.1%	160	3.2
AT&T Corporation		6,649	1.0%	321	6.0
Mantech International Corp.		6,467	1.0%	200	1.8
Jacobs Engineering Group Inc.		6,392	1.0%	185	5.3
The University System of Maryland		5,885	0.9%	172	5.0
Subtotal Top 20 Tenants		466,640	73.7%	16,570	5.7
All remaining tenants		166,758	26.3%	5,515	3.9
Total / Weighted Average		$633,398	100.0%	22,085	5.3

(1)For properties owned through unconsolidated real estate JVs, includes CDP’s share of those properties’ ARR of $6.7 million (see page 34 for additional information).
(2)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.
(3)Weighted average remaining lease term is based on the lease term determined in accordance with GAAP. The weighting of the lease term was computed based on occupied square feet (excluding leases not associated with square feet, such as ground leases).
(4)Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 9/30/23, $5.8 million of our ARR was through the General Services Administration (GSA), representing 2.5% of our ARR from the United States Government and 0.9% of our total ARR.

COPT Defense Properties
Property Dispositions
(dollars and square feet in thousands)

Property	Property Segment/Sub-Segment	Location	# of Properties	Operational Square Feet	Transaction Date	% Occupied on Transaction Date	Transaction Value (in millions)
90% interest in P2 A, B and C (1)	Data Center Shells	Northern Virginia	3	748	1/10/23	100.0%	$190

(1)     We sold a 90% interest in these properties based on an aggregate property value of $211.3 million and retained a 10% interest in the properties through a newly-formed JV.

COPT Defense Properties
Summary of Development Projects as of 9/30/23 (1)
(dollars and square feet in thousands)

		Total Rentable Square Feet	% Leased as of 9/30/23	as of 9/30/23 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service
Property and Segment/Sub-Segment	Location
Fort Meade/BW Corridor:
550 National Business Parkway	Annapolis Junction, Maryland	186	100%	$72,953	$53,127	$—	4Q 23	4Q 23

Redstone Arsenal:
5300 Redstone Gateway	Huntsville, Alabama	46	100%	20,551	12,000	—	1Q 24	1Q 24
8100 Rideout Road	Huntsville, Alabama	128	21%	43,963	26,112	—	3Q 23	3Q 24
Subtotal / Average		174	42%	64,514	38,112	—

Data Center Shells:
PS B	Northern Virginia	193	100%	52,000	38,832	—	4Q 23	4Q 23
Southpoint Phase 2 Bldg A	Northern Virginia	225	100%	78,000	15,144	—	3Q 24	3Q 24
Southpoint Phase 2 Bldg B	Northern Virginia	193	100%	69,500	4,935	—	3Q 25	3Q 25
Subtotal / Average		611	100%	199,500	58,911	—

Total Under Development		971	90%	$336,967	$150,150	$—
(1)Includes properties under, or contractually committed for, development as of 9/30/23.
(2)Cost includes land, development, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.
(3)Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

COPT Defense Properties
Development Placed in Service as of 9/30/23
(square feet in thousands)

										Total Space Placed in Service % Leased as of 9/30/23
		Total Property		Square Feet Placed in Service
	Property Segment/Sub-Segment	% Leased as of 9/30/23	Rentable Square Feet	Prior Year	2023				Total
Property and Location					1st Quarter	2nd Quarter	3rd Quarter	Total 2023
Expedition VII St. Mary’s County, Maryland	Navy Support	62%	29	18	11	—	—	11	29	62%
7000 Redstone Gateway Huntsville, Alabama	Redstone Arsenal	78%	46	21	—	15	10	25	46	78%
300 Secured Gateway Huntsville, Alabama	Redstone Arsenal	100%	206	—	—	—	206	206	206	100%
PS A Northern Virginia	Data Center Shells	100%	227	—	—	—	227	227	227	100%
Total Development Placed in Service		96%	508	39	11	15	443	469	508	96%
% Leased as of 9/30/23					0%	100%	98%	96%

COPT Defense Properties
Summary of Land Owned/Controlled as of 9/30/23 (1)
(dollars and square feet in thousands)

Location	Acres	Estimated Developable Square Feet	Carrying Amount
Defense/IT Portfolio land owned/controlled for future development:
Fort Meade/BW Corridor:
National Business Park	144	1,630
Howard County	19	290
Other	126	1,338
Total Fort Meade/BW Corridor	289	3,258
NoVA Defense/IT	29	1,171
Navy Support	38	64
Redstone Arsenal (2)	300	3,400
Data Center Shells	10	232
Total Defense/IT Portfolio land owned/controlled for future development	666	8,125	$168,385
Other land owned/controlled	53	1,538	9,524
Land held, net	719	9,663	$177,909

(1)This land inventory schedule includes properties under ground lease to us and excludes all properties listed as development as detailed on page 26. The costs associated with the land included on this summary are reported on our consolidated balance sheet in the line entitled “land held.”
(2)This land is controlled under a long-term master lease agreement to LW Redstone Company, LLC, a consolidated JV (see page 33). As this land is developed in the future, the JV will execute site-specific leases under the master lease agreement. Lease payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

COPT Defense Properties
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg. Maturity (Years) (1)	Stated Rate	Effective Rate (2)(3)	Amount Outstanding at 9/30/23

Debt
Secured debt	1.9	5.03%	3.55%	$100,252
Unsecured debt	6.1	3.26%	3.34%	2,345,511
Total Consolidated Debt	5.9	3.33%	3.35%	$2,445,763

Fixed rate debt (3)	6.1	2.98%	3.35%	$2,445,763
Variable rate debt (3)	3.9	6.68%	N/A	—
Total Consolidated Debt				$2,445,763

Common Equity
Common Shares				112,548
Common Units (4)				1,858
Total Common Shares and Units				114,406

Closing Common Share Price on 9/29/23				$23.83
Equity Market Capitalization (5)				$2,726,295

Total Market Capitalization (5)				$5,172,058
(1)Calculated assuming exercise of extension options on our Revolving Credit Facility and term loan.
(2)Excludes the effect of deferred financing cost amortization.
(3)Includes the effect of interest rate swaps with notional amounts totaling $233.3 million that hedge the risk of changes in interest rates on variable rate debt. We had swaps in place for all of our variable rate debt balances as of 9/30/23.
(4)Includes certain unvested share-based compensation awards in the form of profit interest units.
(5)Refer to the section entitled “Definitions” for a definition of this measure.

Investment Grade Ratings & Outlook			Latest Affirmation
Fitch	BBB-	Stable	9/6/23
Moody’s	Baa3	Stable	9/7/23
S&P	BBB-	Stable	9/7/23

COPT Defense Properties
Summary of Outstanding Debt as of 9/30/23
(dollars in thousands)

Unsecured Debt	Stated Rate	Amount Outstanding	Maturity Date		Secured Debt	Stated Rate		Amount Outstanding	Balloon Payment Due Upon Maturity	Maturity Date
Revolving Credit Facility	SOFR+ 0.10%+1.05%	$75,000	Oct-26	(1)(2)	LW Redstone:
					1000, 1200 & 1100 Redstone Gateway (3)	4.47%	(4)	$28,505	$27,649	Jun-24
Senior Unsecured Notes
2.25% due 2026	2.25%	400,000	Mar-26		4000 & 4100 Market Street and 8800 Redstone Gateway (2)(3)	SOFR +0.10%+1.55%		22,550	$22,100	Mar-25	(6)
5.25% due 2028	5.25%	345,000	Sep-28	(5)
2.00% due 2029	2.00%	400,000	Jan-29		M Square:
2.75% due 2031	2.75%	600,000	Apr-31		5825 & 5850 University Research Court (3)	3.82%		38,497	$35,603	Jun-26
2.90% due 2033	2.90%	400,000	Dec-33
Subtotal - Senior Unsecured Notes	2.95%	$2,145,000			5801 University Research Court (2)(3)	SOFR +0.10%+1.45%		10,700	$10,020	Aug-26

Unsecured Bank Term Loans					Total Secured Debt	5.03%		$100,252
2026 Maturity	SOFR+ 0.10%+1.30%	$125,000	Jan-26	(2)(7)
Other Unsecured Debt	0.00%	511	May-26
Total Unsecured Debt	3.26%	$2,345,511

Debt Summary
Total Unsecured Debt	3.26%	$2,345,511
Total Secured Debt	5.03%	100,252
Consolidated Debt	3.33%	$2,445,763

Debt per balance sheet		$2,415,783
Net discounts and deferred financing costs		29,980
Consolidated Debt		2,445,763
CDP’s share of unconsolidated JV gross debt (8)		52,511
Gross debt		$2,498,274
(1)The Company’s $600.0 million Revolving Credit Facility matures in October 2026 and may be extended by two six-month periods at our option.
(2)Pre-payable anytime without penalty.
(3)These properties are owned through consolidated joint ventures.
(4)Represents the weighted average rate of three loans on the properties.
(5)These notes are due in 2028 unless earlier exchanged, redeemed or repurchased only in the event of certain circumstances and during certain periods defined under the terms of the notes. Upon exchange of the notes, the principal amount of notes exchanged is payable in cash, with the remainder of the exchange obligation, if any, payable in cash, common shares or a combination thereof at our election.
(6)The loan maturity may be extended for two one-year periods, provided certain conditions are met.
(7)The Company’s term loan matures in January 2026 and may be extended by two 12-month periods at our option.
(8)See page 34 for additional disclosure regarding our unconsolidated real estate joint ventures.

COPT Defense Properties
Summary of Outstanding Debt as of 9/30/23 (continued)

(1)Revolving Credit Facility maturity of $75.0 million is included above in 2027 assuming our exercise of two six-month extension options.
(2)Term loan balance of $125.0 million is included in 2028 assuming our exercise of two 12-month extension options. Also includes $345.0 million principal amount of exchangeable senior notes due in 2028 unless earlier exchanged, redeemed or repurchased only in the event of certain circumstances and during certain periods defined under the terms of the notes.
(3)Includes the effect of interest rate swaps with notional amounts totaling $233.3 million that hedge the risk of changes in interest rates on variable rate debt.

COPT Defense Properties
Debt Analysis
(dollars and square feet in thousands)

		As of and for Three Months Ended 9/30/23				As of and for Three Months Ended 9/30/23
Senior Note Covenants (1)	Required			Line of Credit & Term Loan Covenants (1)(2)	Required
Total Debt / Total Assets	< 60%	42.8%		Total Debt / Total Assets	< 60%	38.6%
Secured Debt / Total Assets	< 40%	1.8%		Secured Debt / Total Assets	< 40%	2.0%
Debt Service Coverage	> 1.5x	4.0x		Adjusted EBITDA / Fixed Charges	> 1.5x	5.3x
Unencumbered Assets / Unsecured Debt	> 150%	233.1%		Unsecured Debt / Unencumbered Assets	< 60%	39.4%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	4.8x

Debt Ratios (All coverage computations include discontinued operations)	Page Refer.			Unencumbered Portfolio Analysis
GAAP				# of unencumbered properties		168
Debt per balance sheet	6	$2,415,783		% of total portfolio		86%
Total assets	6	$4,239,257		Unencumbered square feet in-service		19,467
Debt to assets		57.0%		% of total portfolio		83%
Net loss	7	$(221,207)		NOI from unencumbered real estate operations		$92,350
Debt to net income ratio (2)		N/A		% of total NOI from real estate operations		96%
Interest expense	7	$17,798		Adjusted EBITDA from unencumbered real estate operations		$86,115
Net income to interest expense ratio (2)		N/A		% of total adjusted EBITDA from real estate operations		95%
				Unencumbered adjusted book		$5,389,833
Non-GAAP				% of total adjusted book		95%
Net debt	38	$2,293,005
Adjusted book	38	$5,665,861
Net debt to adjusted book		40.5%
Net debt adj. for fully-leased development	38	$2,168,967
In-place adjusted EBITDA	11	$91,907
Net debt to in-place adjusted EBITDA ratio		6.2	x
Net debt adj. for fully-leased devel. to in-place adj. EBITDA ratio		5.9	x
Denominator for debt service coverage	37	$17,967
Denominator for fixed charge coverage	37	$19,454
Adjusted EBITDA	11	$90,260
Adjusted EBITDA debt service coverage ratio		5.0	x
Adjusted EBITDA fixed charge coverage ratio		4.6	x
(1)The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

COPT Defense Properties
Consolidated Real Estate Joint Ventures as of 9/30/23
(dollars and square feet in thousands)

				NOI from Real Estate Operations (1)			Venture Level Debt Outstanding (3)	CDP Nominal Ownership %
Operating Properties	Operational Square Feet	% Occupied	% Leased	Three Months Ended	Nine Months Ended	Total Assets (2)
Suburban Maryland:
M Square Associates, LLC (4 properties)	414	92.1%	92.1%	$1,848	$4,741	$93,416	$49,197	50%
Huntsville, Alabama:
LW Redstone Company, LLC (21 properties)	2,164	96.5%	98.4%	8,402	24,646	557,140	51,055	85%	(4)
Washington, D.C.:
Stevens Place (1 property)	188	60.6%	61.9%	1,143	3,765	126,846	—	95%
Total / Average	2,766	93.4%	95.0%	$11,393	$33,152	$777,402	$100,252

Non-Operating Properties	Estimated Developable Square Feet	Total Assets (2)	Venture Level Debt Outstanding	CDP Nominal Ownership %
Suburban Maryland:
M Square Research Park	348	$5,979	$—	50%
Huntsville, Alabama:
Redstone Gateway (5)	3,574	140,343	—	85%	(3)
Total	3,922	$146,322	$—

(1)Represents NOI from real estate operations of the JV operating properties before allocation to JV partners.
(2)Total assets includes the assets of the consolidated JV plus any outside investment basis.
(3)Excludes debt from us to the JV, which is eliminated in the presentation of our consolidated financial statements.
(4)Our partner receives an annual priority return of 13.5% on its $9.0 million in contributed equity, plus certain fees for leasing and development, and we expect to receive all other distributions from the JV.
(5)Total assets include $74.3 million in notes receivable due from the City of Huntsville (including accrued interest and excluding allowance for credit losses) in connection with infrastructure costs funded by the JV.

COPT Defense Properties
Unconsolidated Real Estate Joint Ventures as of 9/30/23 (1)
(dollars and square feet in thousands)

Joint venture information
CDP ownership %	10%
CDP’s investment	$39,168	(2)
# of Properties	24
Square Feet	4,295
% Occupied	100%
CDP’s share of ARR	$6,716

Balance sheet information	Total	CDP’s Share (4)
Operating properties, net	$963,890	$96,389
Total assets	$1,067,662	$106,766
Debt (3)	$520,093	$52,009
Total liabilities	$607,618	$60,762

	Three Months Ended		Nine Months Ended
Operating information	Total	CDP’s Share (4)	Total	CDP’s Share (4)
Revenue	$19,695	$1,969	$58,785	$5,878
Operating expenses	(2,944)	(294)	(8,907)	(890)
NOI from real estate operations and EBITDAre (5)	16,751	1,675	49,878	4,988
Interest expense	(9,370)	(937)	(25,941)	(2,594)
Depreciation and amortization	(8,520)	(806)	(25,507)	(2,412)
Net loss	$(1,139)	$(68)	$(1,570)	$(18)

NOI from real estate operations (per above) (5)	$16,751	$1,675	$49,878	$4,988
Straight line rent adjustments	(695)	(69)	(2,273)	(227)
Amortization of acquired above- and below-market rents	(2,097)	(210)	(6,288)	(629)
Cash NOI from real estate operations (5)	$13,959	$1,396	$41,317	$4,132
(1)Includes equity method investments in five JVs that own and operate data center shell properties, including one JV formed on 1/10/23 in connection with our sale of a 90% interest in three data center shell properties totaling 748,000 square feet and retention of a 10% interest in the properties through the JV.
(2)Includes $41.5 million reported in “Investment in unconsolidated real estate joint ventures” and $2.3 million for investments with deficit balances reported in “other liabilities” on our consolidated balance sheet.
(3)Maturities on JV debt range from 2027 (assuming exercise of three one-year extension options) to 2030.
(4)Represents the portion allocable to our ownership interest.
(5)Refer to the section entitled “Definitions” for definitions of these measures.

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	9/30/23	9/30/22
Net (loss) income	$(221,207)	$31,642	$80,398	$52,087	$32,316	$(109,167)	$126,735
Construction contract and other service revenues	(11,949)	(14,243)	(15,820)	(24,062)	(34,813)	(42,012)	(130,570)
Depreciation and other amortization associated with real estate operations	37,620	37,600	36,995	36,907	35,247	112,215	104,323
Construction contract and other service expenses	11,493	13,555	15,201	23,454	33,555	40,249	126,509
Impairment losses	252,797	—	—	—	—	252,797	—
General and administrative expenses	7,582	7,287	7,996	7,766	6,558	22,865	19,695
Leasing expenses	2,280	2,345	1,999	2,235	2,340	6,624	6,102
Business development expenses and land carry costs	714	726	495	1,157	552	1,935	2,036
Interest expense	17,798	16,519	16,442	16,819	15,123	50,759	44,355
Interest and other income, net	(2,529)	(2,143)	(2,256)	(4,671)	(597)	(6,928)	(4,399)
Gain on sales of real estate from continuing operations	—	(14)	(49,378)	(19,238)	(16)	(49,392)	(12)
Loss on early extinguishment of debt	—	—	—	267	—	—	342
Equity in loss (income) of unconsolidated entities	68	(111)	64	(229)	(308)	21	(1,514)
Unconsolidated real estate JVs NOI allocable to CDP included in equity in (loss) income of unconsolidated entities (1)	1,675	1,671	1,642	1,095	1,072	4,988	3,232
Income tax expense	152	190	125	223	67	467	224
Discontinued operations	—	—	—	—	—	—	(29,573)
Revenues from real estate operations from discontinued operations	—	—	—	—	—	—	1,980
Property operating expenses from discontinued operations	—	—	—	—	—	—	(971)
NOI from real estate operations	96,494	95,024	93,903	93,810	91,096	285,421	268,494
Straight line rent adjustments and lease incentive amortization	13,262	(2,916)	(3,818)	(2,974)	932	6,528	(4,848)
Amortization of acquired above- and below-market rents	(120)	(129)	(166)	(131)	(97)	(415)	(713)
Amortization of intangibles and other assets to property operating expenses	147	146	147	146	147	440	440
Lease termination fees, net	(748)	(1,059)	(1,221)	(1,026)	(591)	(3,028)	(1,211)
Tenant funded landlord assets and lease incentives	(19,383)	(2,221)	(1,230)	(1,109)	(3,530)	(22,834)	(6,706)
Cash NOI adjustments in unconsolidated real estate JVs	(279)	(286)	(291)	(83)	(87)	(856)	(277)
Cash NOI from real estate operations	$89,373	$88,559	$87,324	$88,633	$87,870	$265,256	$255,179

NOI from real estate operations (from above)	$96,494	$95,024	$93,903	$93,810	$91,096	$285,421	$268,494
Non-Same Property NOI from real estate operations	(9,318)	(8,770)	(9,451)	(9,015)	(6,611)	(27,539)	(18,976)
Same Property NOI from real estate operations	87,176	86,254	84,452	84,795	84,485	257,882	249,518
Straight line rent adjustments and lease incentive amortization	15,060	1,232	1,392	319	544	17,684	(3,048)
Amortization of acquired above- and below-market rents	(120)	(129)	(166)	(131)	(97)	(415)	(713)
Lease termination fees, net	(748)	(1,059)	(1,221)	(1,026)	(591)	(3,028)	(1,211)
Tenant funded landlord assets and lease incentives	(15,364)	(1,191)	(1,188)	(1,068)	(2,026)	(17,743)	(4,847)
Cash NOI adjustments in unconsolidated real estate JVs	(64)	(70)	(75)	(81)	(87)	(209)	(277)
Same Property Cash NOI from real estate operations	$85,940	$85,037	$83,194	$82,808	$82,228	$254,171	$239,422
(1)See page 34 for additional disclosure regarding our unconsolidated real estate JVs.

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	9/30/23	9/30/22
Real estate revenues
Lease revenue
Fixed contractual payments	$120,408	$118,461	$116,039	$116,349	$113,700	$354,908	$339,011
Variable lease payments (1)	34,860	35,221	34,521	33,673	32,781	104,602	93,116
Lease revenue	155,268	153,682	150,560	150,022	146,481	459,510	432,127
Other property revenue	1,339	1,271	1,121	1,163	1,206	3,731	3,066
Real estate revenues	$156,607	$154,953	$151,681	$151,185	$147,687	$463,241	$435,193

Provision for credit losses (recoveries) on billed lease revenue	$13	$(196)	$269	$—	$5	$86	$501

Discontinued operations
Revenues from real estate operations	$—	$—	$—	$—	$—	$—	$1,980
Property operating expenses	—	—	—	—	—	—	(971)
Gain on sale of real estate	—	—	—	—	—	—	28,564
Discontinued operations	$—	$—	$—	$—	$—	$—	$29,573

Total revenues from continuing operations	$168,556	$169,196	$167,501	$175,247	$182,500	$505,253	$563,783
Construction contract and other service revenues	(11,949)	(14,243)	(15,820)	(24,062)	(34,813)	(42,012)	(130,570)
Revenues from discontinued operations	—	—	—	—	—	—	1,980
Real estate revenues	$156,607	$154,953	$151,681	$151,185	$147,687	$463,241	$435,193

Gain on sales of real estate from continuing operations	$—	$14	$49,378	$19,238	$16	$49,392	$12
Gain on sales of real estate from discontinued operations	—	—	—	—	—	—	28,564
Gain on sales of real estate	$—	$14	$49,378	$19,238	$16	$49,392	$28,576
(1)Represents primarily lease revenue associated with property operating expense reimbursements from tenants.

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22	9/30/23	9/30/22
Total interest expense	$17,798	$16,519	$16,442	$16,819	$15,123	$50,759	$44,355
Less: Amortization of deferred financing costs	(639)	(628)	(632)	(619)	(540)	(1,899)	(1,678)
Less: Amortization of net debt discounts, net of amounts capitalized	(750)	(622)	(618)	(615)	(612)	(1,990)	(1,825)
CDP’s share of interest expense of unconsolidated real estate JVs, excluding amortization of deferred financing costs and net debt premium and loss on interest rate derivatives	805	791	773	423	236	2,369	700
Denominator for interest coverage	17,214	16,060	15,965	16,008	14,207	49,239	41,552
Scheduled principal amortization	753	746	790	864	851	2,289	2,469
Denominator for debt service coverage	17,967	16,806	16,755	16,872	15,058	51,528	44,021
Capitalized interest	1,487	1,194	770	1,835	1,969	3,451	4,874
Denominator for fixed charge coverage	$19,454	$18,000	$17,525	$18,707	$17,027	$54,979	$48,895

Dividends on unrestricted common and deferred shares	$31,996	$31,995	$31,989	$30,844	$30,844	$95,980	$92,523
Distributions on unrestricted common units	432	433	430	406	406	1,295	1,217
Dividends and distributions on restricted shares and units	200	204	215	134	140	619	433
Total dividends and distributions for GAAP payout ratio	32,628	32,632	32,634	31,384	31,390	97,894	94,173
Dividends and distributions on antidilutive shares and units	(202)	(205)	(216)	(121)	(127)	(623)	(395)
Dividends and distributions for non-GAAP payout ratios	$32,426	$32,427	$32,418	$31,263	$31,263	$97,271	$93,778

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	9/30/23	6/30/23	3/31/23	12/31/22	9/30/22
Total assets	$4,239,257	$4,246,346	$4,177,992	$4,257,275	$4,269,329
Accumulated depreciation	1,367,473	1,334,066	1,300,430	1,267,434	1,245,313
Accumulated depreciation included in assets held for sale	—	—	—	6,014	—
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	228,334	226,555	224,791	222,779	221,646
CDP’s share of liabilities of unconsolidated real estate JVs	60,762	60,724	60,734	52,404	27,272
CDP’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	8,664	7,800	6,936	6,078	5,495
Less: Property - operating lease liabilities	(32,940)	(33,923)	(34,896)	(28,759)	(29,088)
Less: Property - finance lease liabilities	(420)	(426)	(431)	—	—
Less: Cash and cash equivalents	(204,238)	(14,273)	(15,199)	(12,337)	(12,643)
Less: CDP’s share of cash of unconsolidated real estate JVs	(1,031)	(974)	(881)	(456)	(547)
Adjusted book	$5,665,861	$5,825,895	$5,719,476	$5,770,432	$5,726,777

Gross debt (page 30)	$2,498,274	$2,249,880	$2,197,488	$2,307,054	$2,319,068
Less: Cash and cash equivalents	(204,238)	(14,273)	(15,199)	(12,337)	(12,643)
Less: CDP’s share of cash of unconsolidated real estate JVs	(1,031)	(974)	(881)	(456)	(547)
Net debt	2,293,005	2,234,633	2,181,408	2,294,261	2,305,878
Costs incurred on fully-leased development properties	(124,038)	(189,407)	(137,309)	(95,972)	(275,359)
Net debt adjusted for fully-leased development	$2,168,967	$2,045,226	$2,044,099	$2,198,289	$2,030,519

Net debt	$2,293,005	$2,234,633	$2,181,408	$2,294,261	$2,305,878
Pro forma debt adjustments from subsequent event transaction proceeds (1)	N/A	N/A	N/A	(189,000)	N/A
Pro forma net debt	2,293,005	2,234,633	2,181,408	2,105,261	2,305,878
Costs incurred on fully-leased development properties	(124,038)	(189,407)	(137,309)	(95,972)	(275,359)
Pro forma net debt adjusted for fully-leased development	$2,168,967	$2,045,226	$2,044,099	$2,009,289	$2,030,519
(1)Includes, for the 12/31/22 period, the effect of resulting proceeds available for debt pay downs from our sale on 1/10/23 of a 90% interest in three data center shell properties.

COPT Defense Properties
Definitions
Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet, net of lease liabilities associated with property right-of-use assets, and excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs and unconsolidated real estate joint ventures (“JVs”) cash and cash equivalents, liabilities and accumulated depreciation and amortization (of intangibles on property acquisitions and deferred leasing costs) allocable to our ownership interest in the JVs. We use adjusted book for purposes of calculating our net debt to adjusted book, which we believe is a useful supplemental measure for investors to use in further understanding the relationship of our outstanding debt to our assets available to service such debt. We believe that total assets is the most directly comparable GAAP measure to this non-GAAP measure.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income or loss adjusted for the effects of interest expense, depreciation and amortization, gain on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, gain or loss on early extinguishment of debt, loss on interest rate derivatives, net gain or loss on other investments, credit loss expense or recoveries, operating property acquisition costs, income taxes, business development expenses, demolition costs on redevelopment and nonrecurring improvements, executive transition costs and certain other expenses that we believe are not relevant to an investor’s evaluation of our ability to repay debt.  Adjusted EBITDA also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe represent costs that are not closely correlated to (or associated with) our operating performance and are not relevant to an investor’s evaluation of our ability to repay debt. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance and ability to repay outstanding debt from operations.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Adjusted EBITDA debt service coverage ratio
This measure divides Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and gains or losses on interest rate derivatives) and scheduled principal amortization on mortgage loans.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income or loss attributable to noncontrolling interests through ownership of preferred units in COPT Defense Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to share-based compensation awards and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of intangibles and other assets included in FFO and NOI, lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets and lease incentives funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-

COPT Defense Properties
Definitions
funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of reportable segments, Same Property groupings and individual properties.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

CDP’s share of NOI from unconsolidated real estate JVs
Represents the net of revenues and property operating expenses of real estate operations owned through unconsolidated JVs that are allocable to CDP’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO (which includes discontinued operations) is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs; gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; executive transition costs associated with named executive officers; and, for periods prior to 10/1/22, demolition costs on redevelopment and nonrecurring improvements and executive transition costs associated with other senior management team members.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income or loss available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we

COPT Defense Properties
Definitions
believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”)
Defined as net income or loss adjusted for the effects of interest expense, depreciation and amortization, gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, and income taxes. EBITDAre also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, EBITDAre incorporates additional adjustments for gains and losses from investing activities related to our investments in operating properties. We believe that EBITDAre is a useful supplemental measure for assessing our un-levered performance. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Funds from operations (“FFO” or “FFO per Nareit”)
Defined as net income or loss computed using GAAP, excluding gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs (net of associated income tax) and real estate-related depreciation and amortization. FFO also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that we use the National Association of Real Estate Investment Trust’s (“Nareit”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains on sales and impairment losses of real estate (net of associated income tax) and real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Gross debt
Defined as debt reported on our consolidated balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that this measure is useful to investors as it represents our total outstanding debt, including our share of unconsolidated joint venture debt. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) certain events occurring in a three month period to reflect Adjusted EBITDA as if the events occurred at the beginning of such period, including: (a) properties acquired, placed in service or expanded upon subsequent to the commencement of a period made in order to reflect a full period of ownership/operations; (b) properties removed from service or in which we disposed of interests; (c) significant mid-period occupancy changes associated with properties recently placed in service as if such occupancy changes occurred at the beginning of such period; and (2) adjustments to deferred rental revenue associated with changes in our assessment of collectability. The measure also includes adjustments for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that the pro forma adjustments described above are consistent with the requirements for preparation of amounts presented on a pro forma basis in accordance with Article 11 of Regulation S-X. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance and ability to repay outstanding debt from operations, as further adjusted for changes in operating properties subsequent to the commencement of a quarter and for the other items noted above that we believe are not closely correlated with our operating performance and are not relevant to an investor’s evaluation of our ability to repay debt.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We use net debt for purposes of calculating our net debt to adjusted book, which we believe is a useful supplemental measure for investors to use in further understanding the relationship of our outstanding debt to our assets available to service such debt. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt adjusted for fully-leased development
Defined as Net debt less costs incurred on properties under development that were 100% leased. We believe that this supplemental measure is useful in providing investors the impact to our debt of fully leased properties under development that are not yet contributing to our adjusted EBITDA. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt to Adjusted book
Defined as Net debt divided by Adjusted book (defined above).

COPT Defense Properties
Definitions
Net debt to in-place adjusted EBITDA ratio and Net debt adjusted for fully-leased development to in-place adjusted EBITDA ratio
Defined as Net debt or Net debt adjusted for fully-leased development divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues from continuing and discontinued operations; consolidated property operating expenses from continuing and discontinued operations; and the net of revenues and property operating expenses of real estate operations owned through unconsolidated real estate JVs that are allocable to CDP’s ownership interest in the JVs. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of reportable segments, Same Property groupings and individual properties.  We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and gains or losses on interest rate derivatives), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of dividends on common and deferred shares and distributions to holders of interests in the Operating Partnership to the extent they are dilutive in the respective FFO per share numerators divided by (2) the respective non-GAAP measures.

Pro forma net debt, pro forma net debt adjusted for fully-leased development, pro forma in-place adjusted EBITDA and associated ratios
These measures and the ratios in which they are used adjust for the effect of noted dispositions of interests in properties that occurred subsequent to the end of reporting periods and before our release of financial results for such periods. The adjustments remove Adjusted EBITDA from real estate operations associated with the disposed interests in properties and adjust our net debt measures for resulting proceeds available for debt pay downs to reflect these measures and ratios as if such events occurring subsequent to a three month reporting period occurred at the beginning of such reporting period. We believe that these adjustments are consistent with the requirements for preparation of amounts presented on a pro forma basis in accordance with Article 11 of Regulation S-X. We believe that these further adjusted versions of these measures/ratios are useful in presenting the effect of the dispositions on our un-levered performance and ability to repay outstanding debt from operations.  We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to pro forma net debt and pro forma net debt adjusted for fully-leased development and that net income or loss is the most directly comparable GAAP measure to pro forma in-place adjusted EBITDA.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office), (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there) or (5) replacements of significant components of a building after the building has reached the end of its original useful life. Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Same Property NOI from real estate operations and Same Property cash NOI from real estate operations Defined as NOI, or Cash NOI, from real estate operations of Same Property groupings.  We believe that these are important supplemental measures of Same Property operating performance for the same reasons discussed above for NOI from real estate operations and Cash NOI from real estate operations.

COPT Defense Properties
Definitions
Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue (“ARR”) — The monthly contractual base rent as of the reporting date (ignoring free rent then in effect and rent associated with tenant funded landlord assets) multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate JVs, we include the portion of Annualized Rental Revenue allocable to CDP’s ownership interest. We consider ARR to be a useful measure for analyzing revenue sources because, since it is point-in-time based, it does not contain increases and decreases in revenue associated with periods in which lease terms were not in effect; historical revenue under GAAP does contain such fluctuations. We find the measure particularly useful for leasing, tenant, segment and industry analysis.

Average Escalations — Leasing statistic used to report average increase in rental rates over lease terms for leases with a term of greater than one-year.

Cash Rent — Includes monthly contractual base rent (ignoring rent abatements and rent associated with tenant funded landlord assets) multiplied by 12, plus estimated annualized expense reimbursements (as of lease commencement for new or renewed leases or as of lease expiration for expiring leases). We believe that cash rent is a useful measure for evaluating the rental rates at the time rent payments commence for our leasing activity, including changes in such rates relative to rates that may have been previously in place.

Committed cost per square foot — Includes tenant improvement allowance (excluding tenant funded landlord assets), leasing commissions and estimated turn key costs and excludes lease incentives. We believe this is a useful measure for evaluating our costs associated with obtaining new leases.

Debt to net income ratio — Represents debt reported on our consolidated balance sheet divided by net income for the three month period that is annualized by multiplying by four. We do not present this ratio for periods with a net loss.

Defense/IT Portfolio — Represents properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions.

Development Properties — Properties under, or contractually committed for, development.

Equity Market Capitalization — Defined as the sum of: (1) the product of the closing price of our common shares on the NYSE and the sum of (a) common shares outstanding and (b) common units outstanding; and (2) the liquidation value of preferred shares and preferred units in our operating partnership.

First Generation Space — Newly-developed or redeveloped space that has never been occupied.

Net income to interest expense ratio — Represents net income reported on our consolidated statements of operations divided by interest expense. We do not present this ratio for periods with a net loss.

Net income payout ratio — defined as (1) the sum of dividends on common and deferred shares and distributions to holders of interests in the Operating Partnership divided by (2) net income. We do not present this ratio for periods with a net loss.

Operational Space — The portion of a property in operations (excludes portion under development or redevelopment).

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Same Property — Operating properties stably owned and 100% operational since at least 1/1/22.

Second Generation Space — Space leased that has been previously occupied.

Straight-line Rent — Includes annual minimum base rents, net of abatements and lease incentives and excluding rent associated with tenant funded landlord assets, on a straight-line basis over the term of the lease, and estimated annual expense reimbursements (as of lease commencement for new or renewed leases or as of lease expiration for expiring leases). We believe that straight-line rent is a useful measures for evaluating the rental rates over the related lease terms for our leasing activity, including changes in such rates relative to rates that may have been previously in place.

Total Market Capitalization — Defined as the sum of: (1) consolidated outstanding debt, excluding discounts, premiums and deferred financing costs; (2) the product of the closing price of our common shares on the NYSE and the sum of (a) common shares outstanding and (b) common units outstanding; and (3) the liquidation value of preferred shares and preferred units in our operating partnership.

Total Portfolio — Operating properties, including ones owned through unconsolidated real estate JVs.

Vacancy leasing activity ratio — Square footage associated with prospective tenants for vacant square feet in service divided by total vacant square feet in service.

Vacant space leased — Includes acquired first generation space, vacated second generation space and leases executed on developed and redeveloped space previously placed in service.

NEWS RELEASE

IR Contacts:
Venkat Kommineni, CFA	Michelle Layne
443.285.5587	443.285.5452
venkat.kommineni@copt.com	michelle.layne@copt.com

COPT Defense Reports Third Quarter 2023 Results
_______________________________________________________________

EPS of ($1.94) for 3Q23;
FFO per Share, as Adjusted for Comparability, of $0.60

Maintains Midpoint of 2023 FFO per Share Guidance at $2.40

Defense/IT Portfolio 95.9% Occupied and 97.0% Leased

Same Property Cash NOI Increased 4.5% in 3Q23 and 6.2% Year-to-Date
Raising Same Property Cash NOI Guidance for the Year by 100 Basis Points, to 5.75%-6.25%

Placed 443,000 SF of Developments into Service that are 98% Leased
1.0 million SF of Active Developments are 90% Leased
_______________________________________________________________

Strong Leasing Volume YTD; High Confidence in Achieving 2023 Goals

Total Leasing of 521,000 SF in 3Q23 and 2.2 million SF Year-to-Date

151,000 SF of Vacancy Leasing in 3Q23 and 337,000 SF Year-to-Date
On Track to Achieve Annual Goal of 400,000 SF

Tenant Retention of 82% in 3Q23 and 83% Year-to-Date
On Track to Achieve Annual Goal of 80%-85%

495,000 SF of Development Leasing Year-to-Date
On Track to Achieve Annual Goal of 700,000 SF
_______________________________________________________________

COLUMBIA, MD (BUSINESS WIRE) October 26, 2023 - COPT Defense Properties (“COPT Defense” or the “Company”) (NYSE: CDP) announced results for the third quarter ended September 30, 2023.

Management Comments
Stephen E. Budorick, COPT Defense’s President & Chief Executive Officer, commented, “Our Defense/IT investment strategy, which has concentrated our portfolio near priority U.S. defense installations, continues to produce strong results. Our Defense/IT Portfolio is 97% leased, which is the highest leased rate since we started

i

reporting the segment in 2015, supported by growth in defense spending, resulting in continued tenant demand from both our U.S. Government and Defense Contractor tenants.

Our third quarter results were solid, with FFO per share at the midpoint of our guidance range, which led us to narrow the full-year guidance range. We continue to outperform in terms of same property cash NOI growth, which increased 4.5% for 3Q23 over 3Q22, and 6.2% in 2023 YTD over 2022 YTD, which led us to increase our full-year change in same property cash NOI guidance by another 100 basis points. We are highly confident that we will achieve our leasing goals, as we have executed 84% of our vacancy leasing goal and 70% of our development leasing goal, while tenant retention YTD is squarely within our full-year guidance range.

From a balance sheet perspective, our Finance and Capital Markets team once again proved our ability to source low-cost capital to fund our accretive and highly leased development pipeline, as evidenced by our September issuance of $345 million of exchangeable notes due 2028 at 5.25%, which was roughly 200 basis points below where we could have priced 5-year unsecured debt. With this capital raise, and our ability to fund the equity investment in our projects with cash flow from operations after our dividend payments, we forecast we can now fund our anticipated development spend through late 2026. Our investment grade balance sheet is well positioned to navigate the challenging capital markets environment, as we have no variable rate debt exposure and have no significant debt maturity until 2026.

We remain confident in our strategy of allocating capital to investments in our Defense/IT Portfolio that will support continued growth in FFO per share and shareholder value.”

Financial Highlights

3rd Quarter Financial Results:
•Diluted earnings per share (“EPS”) was ($1.94) for the quarter ended September 30, 2023, which included a $252.8 million impairment charge for six operating properties in the Other segment and a parcel of land, located in Baltimore, Maryland, Northern Virginia and Washington, D.C., resulting from our quarterly portfolio review.

•Diluted funds from operations per share (“FFOPS”), as calculated in accordance with Nareit’s definition, and FFOPS, as adjusted for comparability, were $0.60 for the quarter ended September 30, 2023 compared to $0.58 for the quarter ended September 30, 2022.

Operating Performance Highlights

Operating Portfolio Summary:
•At September 30, 2023, the Company’s 21.3 million square foot Defense/IT Portfolio was 95.9% occupied and 97.0% leased.

Same Property Performance:
•At September 30, 2023, the Company’s 20.6 million square foot same property portfolio was 93.4% occupied and 94.5% leased.

•The Company’s same property cash NOI increased 4.5% for the three months ended September 30, 2023 compared to the same period in 2022.

Leasing:
•Total Square Feet Leased: For the quarter ended September 30, 2023, the Company leased 521,000 square feet, including 370,000 square feet of renewals and 151,000 square feet of vacancy leasing. For the nine months ended September 30, 2023, the Company executed 2.2 million square feet of total leasing, including 1.4 million square feet of renewals, 337,000 square feet of vacancy leasing, and 495,000 square feet in development projects.

•Tenant Retention Rates: During the quarter and nine months ended September 30, 2023, the Company renewed 82.0% and 82.5%, respectively, of expiring square feet.

•Rent Spreads & Average Escalations on Renewing Leases: For the quarter and nine months ended September 30, 2023, straight-line rents on renewals increased 9.3% and 7.5%, respectively, and cash rents on renewed space increased 1.7% and 1.2%, respectively. For the same time periods, annual escalations on renewing leases averaged 2.7% and 2.6%, respectively.

•Lease Terms: In the quarter ended September 30, 2023, lease terms averaged 4.2 years on renewing leases and 8.4 years on vacancy leasing. For the nine months ended September 30, 2023, lease terms averaged 4.4 years on renewing leases, 7.9 years on vacancy leasing, and 14.3 years on development leasing.

Investment Activity Highlights
•Development Pipeline: The Company’s development pipeline consists of six properties totaling 1.0 million square feet that were 90% leased at September 30, 2023. These projects represent a total estimated investment of $337.0 million, of which $150.2 million has been spent.

Balance Sheet and Capital Transaction Highlights
•On September 12, 2023, the Company issued $345 million of 5.25% Exchangeable Senior Notes due 2028. The Company used net proceeds from this issuance to pay down a portion of its Revolving Credit Facility, and to pre-fund future development investments, which resulted in a portion of the net proceeds being invested in short-term interest-bearing money market accounts pending such use. These notes are due in 2028 unless earlier exchanged, redeemed or repurchased only in the event of certain circumstances and during certain periods defined under the terms of the notes. Upon exchange of the notes, the principal amount of notes exchanged is payable in cash, with the remainder of the exchange obligation, if any, payable in cash, common shares or a combination thereof at the Company’s election.

•For the quarter ended September 30, 2023, the Company’s adjusted EBITDA fixed charge coverage ratio was 4.6x.

•At September 30, 2023, the Company’s net debt to in-place adjusted EBITDA ratio was 6.2x and its net debt adjusted for fully-leased development to in-place adjusted EBITDA ratio was 5.9x.

•At September 30, 2023, and including the effect of interest rate swaps, the Company’s weighted average effective interest rate on its consolidated debt portfolio was 3.4% with a weighted average maturity of 5.9 years and, 100.0% of the Company’s debt was subject to fixed interest rates.

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its third quarter 2023 conference call; the presentation can be viewed and downloaded from the ‘Financial Info – Financial Results’ section of COPT Defense’s Investors website: https://investors.copt.com/financial-information/financial-results

2023 Guidance
Management is revising its full-year guidance for diluted EPS and narrowing its full-year guidance for diluted FFOPS, per Nareit and as adjusted for comparability, from the prior range of $1.49-$1.53, and $2.38-$2.42, respectively, to new ranges of ($0.71)-($0.69), and $2.39-$2.41, respectively. Management is establishing fourth quarter guidance for diluted EPS and diluted FFOPS per Nareit and as adjusted for comparability at $0.27-$0.29 and $0.60-$0.62, respectively. Reconciliations of projected diluted EPS to projected diluted FFOPS, in accordance with Nareit and as adjusted for comparability are as follows:

Reconciliation of Diluted EPS to FFOPS, per Nareit, and As Adjusted for Comparability	Quarter Ending December 31, 2023		Year Ending December 31, 2023
	Low	High	Low	High
Diluted EPS	$0.27	$0.29	$(0.71)	$(0.69)
Real estate-related depreciation and amortization	0.33	0.33	1.32	1.32
Impairment losses	—	—	2.21	2.21
Gain on sales of real estate	—	—	(0.43)	(0.43)
Diluted FFOPS, Nareit definition and as adjusted for comparability	$0.60	$0.62	$2.39	$2.41

Conference Call Information
Management will discuss third quarter 2023 results on its conference call tomorrow at 12:00 p.m. Eastern Time, details of which are listed below:

Conference Call Date: Friday, October 27, 2023
Time: 12:00 p.m. Eastern Time

Participants must register for the conference call at the link below to receive the dial-in number and personal pin. Registering only takes a few moments and provides direct access to the conference call without waiting for an operator. You may register at any time, including up to and after the call start time:
https://register.vevent.com/register/BI3aa228e2cc714d1893a176fa18b0ded0

The conference call will also be available via live webcast in the ‘News & Events – IR Calendar’ section of COPT Defense’s Investors website: https://investors.copt.com/news-events/ir-calendar

Replay Information
A replay of the conference call will be immediately available via webcast only on COPT Defense’s Investors website and will be maintained on the website for approximately 90 days after the conference call.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in the Company’s Supplemental Information Package furnished on a Form 8-K which can be found on its website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

About COPT Defense
COPT Defense, an S&P MidCap 400 Company, is a self-managed REIT focused on owning, operating and developing properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions (referred to as its Defense/IT Portfolio). The Company’s tenants include the USG and their defense contractors, who are primarily engaged in priority national security activities, and who generally require mission-critical and high security property enhancements. In September 2023, the Company changed its name from Corporate Office Properties Trust to COPT Defense Properties to better describe its investment strategy’s focus on locations serving U.S. priority defense activities. The ticker symbol under which the Company’s common shares are publicly traded on the New York Stock Exchange changed from “OFC” to “CDP.” As of September 30, 2023, the Company’s Defense/IT Portfolio of 188 properties, including 24 owned through unconsolidated joint ventures, encompassed 21.3 million square feet and was 97.0% leased.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

v

COPT Defense Properties
Summary Financial Data
(unaudited)
(dollars and shares in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues
Lease revenue	$155,268	$146,481	$459,510	$430,147
Other property revenue	1,339	1,206	3,731	3,066
Construction contract and other service revenues	11,949	34,813	42,012	130,570
Total revenues	168,556	182,500	505,253	563,783
Operating expenses
Property operating expenses	61,788	57,663	182,808	168,960
Depreciation and amortization associated with real estate operations	37,620	35,247	112,215	104,323
Construction contract and other service expenses	11,493	33,555	40,249	126,509
Impairment losses	252,797	—	252,797	—
General and administrative expenses	7,582	6,558	22,865	19,695
Leasing expenses	2,280	2,340	6,624	6,102
Business development expenses and land carry costs	714	552	1,935	2,036
Total operating expenses	374,274	135,915	619,493	427,625
Interest expense	(17,798)	(15,123)	(50,759)	(44,355)
Interest and other income, net	2,529	597	6,928	4,399
Gain on sales of real estate	—	16	49,392	12
Loss on early extinguishment of debt	—	—	—	(342)
(Loss) income from continuing operations before equity in (loss) income of unconsolidated entities and income taxes	(220,987)	32,075	(108,679)	95,872
Equity in (loss) income of unconsolidated entities	(68)	308	(21)	1,514
Income tax expense	(152)	(67)	(467)	(224)
(Loss) income from continuing operations	(221,207)	32,316	(109,167)	97,162
Discontinued operations	—	—	—	29,573
Net (loss) income	(221,207)	32,316	(109,167)	126,735
Net loss (income) attributable to noncontrolling interests:
Common units in the Operating Partnership (“OP”)	3,691	(476)	1,882	(1,828)
Other consolidated entities	1,329	(919)	164	(2,357)
Net (loss) income attributable to common shareholders	$(216,187)	$30,921	$(107,121)	$122,550

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net (loss) income attributable to common shareholders	$(216,187)	$30,921	$(107,121)	$122,550
Amount allocable to share-based compensation awards	(992)	(75)	(1,093)	(334)
Redeemable noncontrolling interests	—	(40)	—	(109)
Numerator for diluted EPS	$(217,179)	$30,806	$(108,214)	$122,107
Denominator:
Weighted average common shares - basic	112,196	112,093	112,170	112,066
Dilutive effect of share-based compensation awards	—	433	—	429
Dilutive effect of redeemable noncontrolling interests	—	105	—	121
Weighted average common shares - diluted	112,196	112,631	112,170	112,616
Diluted EPS	$(1.94)	$0.27	$(0.96)	$1.08

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Net (loss) income	$(221,207)	$32,316	$(109,167)	$126,735
Real estate-related depreciation and amortization	37,620	35,247	112,215	104,323
Impairment losses on real estate	252,797	—	252,797	—
Gain on sales of real estate from continuing and discontinued operations	—	(16)	(49,392)	(28,576)
Depreciation and amortization on unconsolidated real estate JVs	806	524	2,412	1,575
Funds from operations (“FFO”)	70,016	68,071	208,865	204,057
FFO allocable to other noncontrolling interests	(1,059)	(1,348)	(3,006)	(3,568)
Basic FFO allocable to share-based compensation awards	(481)	(354)	(1,427)	(1,073)
Basic FFO available to common share and common unit holders (“Basic FFO”)	68,476	66,369	204,432	199,416
Redeemable noncontrolling interests	—	(5)	(58)	(7)
Diluted FFO adjustments allocable to share-based compensation awards	36	27	112	81
Diluted FFO available to common share and common unit holders (“Diluted FFO”)	68,512	66,391	204,486	199,490
Loss on early extinguishment of debt	—	—	—	342
Executive transition costs	82	206	330	343
Diluted FFO comparability adjustments allocable to share-based compensation awards	(1)	(2)	(3)	(4)
Diluted FFO available to common share and common unit holders, as adjusted for comparability	68,593	66,595	204,813	200,171
Straight line rent adjustments and lease incentive amortization	12,882	605	6,205	(5,782)
Amortization of intangibles and other assets included in net operating income (“NOI”)	26	50	24	(273)
Share-based compensation, net of amounts capitalized	2,280	2,188	6,226	6,453
Amortization of deferred financing costs	639	540	1,899	1,678
Amortization of net debt discounts, net of amounts capitalized	750	612	1,990	1,825
Replacement capital expenditures	(21,122)	(17,528)	(71,996)	(52,603)
Other	74	377	(420)	822
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$64,122	$53,439	$148,741	$152,291
Diluted FFO per share	$0.60	$0.58	$1.79	$1.75
Diluted FFO per share, as adjusted for comparability	$0.60	$0.58	$1.79	$1.75
Dividends/distributions per common share/unit	$0.285	$0.275	$0.855	$0.825

COPT Defense Properties
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	September 30, 2023	December 31, 2022
Balance Sheet Data
Properties, net of accumulated depreciation	$3,468,197	$3,556,398
Total assets	$4,239,257	$4,257,275
Debt per balance sheet	$2,415,783	$2,231,794
Total liabilities	$2,691,562	$2,509,527
Redeemable noncontrolling interests	$21,822	$26,293
Total equity	$1,525,873	$1,721,455
Debt to assets	57.0%	52.4%
Net debt to adjusted book	40.5%	39.8%

Defense/IT Portfolio Data (as of period end)
Number of operating properties	188	186
Total operational square feet (in thousands)	21,339	20,869
% Occupied	95.9%	94.1%
% Leased	97.0%	96.7%

For the Three Months Ended September 30,	For the Nine Months Ended September 30,
2023	2022	2023	2022
GAAP
Payout ratio:
Net income	N/A	97.1%	N/A	74.3%
Debt ratios:
Net income to interest expense ratio	N/A	2.1	x	N/A	2.9	x
Debt to net income ratio	N/A	17.6	x	N/A	N/A
Non-GAAP
Payout ratios:
Diluted FFO	47.3%	47.1%	47.6%	47.0%
Diluted FFO, as adjusted for comparability	47.3%	46.9%	47.5%	46.8%
Diluted AFFO	50.6%	58.5%	65.4%	61.6%
Debt ratios:
Adjusted EBITDA fixed charge coverage ratio	4.6	x	5.1	x	4.9	x	5.2	x
Net debt to in-place adjusted EBITDA ratio	6.2	x	6.7	x	N/A	N/A
Net debt adj. for fully-leased development to in-place adj. EBITDA ratio	5.9	x	5.9	x	N/A	N/A

Reconciliation of denominators for per share measures
Denominator for diluted EPS	112,196	112,631	112,170	112,616
Weighted average common units	1,520	1,477	1,508	1,446
Dilutive effect of additional share-based compensation awards	429	—	422	—
Redeemable noncontrolling interests	—	—	51	—
Denominator for diluted FFO per share and as adjusted for comparability	114,145	114,108	114,151	114,062

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Numerators for Payout Ratios
Dividends on unrestricted common and deferred shares	$31,996	$30,844	$95,980	$92,523
Distributions on unrestricted common units	432	406	1,295	1,217
Dividends and distributions on restricted shares and units	200	140	619	433
Total dividends and distributions for GAAP payout ratio	32,628	31,390	97,894	94,173
Dividends and distributions on antidilutive shares and units	(202)	(127)	(623)	(395)
Dividends and distributions for non-GAAP payout ratios	$32,426	$31,263	$97,271	$93,778

Reconciliation of net (loss) income to earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”), adjusted EBITDA and in-place adjusted EBITDA
Net (loss) income	$(221,207)	$32,316	$(109,167)	$126,735
Interest expense	17,798	15,123	50,759	44,355
Income tax expense	152	67	467	224
Real estate-related depreciation and amortization	37,620	35,247	112,215	104,323
Other depreciation and amortization	615	602	1,826	1,761
Impairment losses on real estate	252,797	—	252,797	—
Gain on sales of real estate from continuing and discontinued operations	—	(16)	(49,392)	(28,576)
Adjustments from unconsolidated real estate JVs	1,743	762	5,006	2,280
EBITDAre	89,518	84,101	264,511	251,102
Credit loss expense	372	1,693	677	1,602
Business development expenses	313	386	948	1,097
Executive transition costs	82	206	636	343
Loss on early extinguishment of debt	—	—	—	342
Net gain on other investments	(25)	—	(25)	(564)
Adjusted EBITDA	90,260	86,386	$266,747	$253,922
Pro forma NOI adjustment for property changes within period	1,647	—
Change in collectability of deferred rental revenue	—	13
In-place adjusted EBITDA	$91,907	$86,399

Reconciliations of tenant improvements and incentives, building improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$14,457	$8,848	$67,062	$29,513
Building improvements	6,307	7,477	11,214	21,060
Leasing costs	1,902	3,073	7,194	7,091
Net (exclusions from) additions to tenant improvements and incentives	(813)	(57)	(11,981)	2,225
Excluded building improvements and leasing costs	(731)	(1,813)	(1,493)	(7,286)
Replacement capital expenditures	$21,122	$17,528	$71,996	$52,603

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of interest expense to the denominator for fixed charge coverage-Adjusted EBITDA
Interest expense	$17,798	$15,123	$50,759	$44,355
Less: Amortization of deferred financing costs	(639)	(540)	(1,899)	(1,678)
Less: Amortization of net debt discounts, net of amounts capitalized	(750)	(612)	(1,990)	(1,825)
CDP’s share of interest expense of unconsolidated real estate JVs, excluding amortization of deferred financing costs and net debt premium and loss on interest rate derivatives	805	236	2,369	700
Scheduled principal amortization	753	851	2,289	2,469
Capitalized interest	1,487	1,969	3,451	4,874
Denominator for fixed charge coverage-Adjusted EBITDA	$19,454	$17,027	$54,979	$48,895

Reconciliation of net (loss) income to NOI from real estate operations, same property NOI from real estate operations and same property cash NOI from real estate operations
Net (loss) income	$(221,207)	$32,316	$(109,167)	$126,735
Construction contract and other service revenues	(11,949)	(34,813)	(42,012)	(130,570)
Depreciation and other amortization associated with real estate operations	37,620	35,247	112,215	104,323
Construction contract and other service expenses	11,493	33,555	40,249	126,509
Impairment losses	252,797	—	252,797	—
General and administrative expenses	7,582	6,558	22,865	19,695
Leasing expenses	2,280	2,340	6,624	6,102
Business development expenses and land carry costs	714	552	1,935	2,036
Interest expense	17,798	15,123	50,759	44,355
Interest and other income, net	(2,529)	(597)	(6,928)	(4,399)
Gain on sales of real estate from continuing operations	—	(16)	(49,392)	(12)
Loss on early extinguishment of debt	—	—	—	342
Equity in loss (income) of unconsolidated entities	68	(308)	21	(1,514)
Unconsolidated real estate JVs NOI allocable to CDP included in equity in (loss) income of unconsolidated entities	1,675	1,072	4,988	3,232
Income tax expense	152	67	467	224
Discontinued operations	—	—	—	(29,573)
Revenues from real estate operations from discontinued operations	—	—	—	1,980
Property operating expenses from discontinued operations	—	—	—	(971)
NOI from real estate operations	96,494	91,096	285,421	268,494
Non-Same Property NOI from real estate operations	(9,318)	(6,611)	(27,539)	(18,976)
Same Property NOI from real estate operations	87,176	84,485	257,882	249,518
Straight line rent adjustments and lease incentive amortization	15,060	544	17,684	(3,048)
Amortization of acquired above- and below-market rents	(120)	(97)	(415)	(713)
Lease termination fees, net	(748)	(591)	(3,028)	(1,211)
Tenant funded landlord assets and lease incentives	(15,364)	(2,026)	(17,743)	(4,847)
Cash NOI adjustments in unconsolidated real estate JVs	(64)	(87)	(209)	(277)
Same Property Cash NOI from real estate operations	$85,940	$82,228	$254,171	$239,422

x

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	September 30, 2023	December 31, 2022
Reconciliation of total assets to adjusted book
Total assets	$4,239,257	$4,257,275
Accumulated depreciation	1,367,473	1,267,434
Accumulated depreciation included in assets held for sale	—	6,014
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	228,334	222,779
CDP’s share of liabilities of unconsolidated real estate JVs	60,762	52,404
CDP’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	8,664	6,078
Less: Property - operating lease liabilities	(32,940)	(28,759)
Less: Property - finance lease liabilities	(420)	—
Less: Cash and cash equivalents	(204,238)	(12,337)
Less: CDP’s share of cash of unconsolidated real estate JVs	(1,031)	(456)
Adjusted book	$5,665,861	$5,770,432

	September 30, 2023	December 31, 2022	September 30, 2022
Reconciliation of debt to net debt, net debt adjusted for fully-leased development and pro forma net debt adjusted for fully-leased development
Debt per balance sheet	$2,415,783	$2,231,794	$2,269,834
Net discounts and deferred financing costs	29,980	23,160	22,984
CDP’s share of unconsolidated JV gross debt	52,511	52,100	26,250
Gross debt	2,498,274	2,307,054	2,319,068
Less: Cash and cash equivalents	(204,238)	(12,337)	(12,643)
Less: CDP’s share of cash of unconsolidated real estate JVs	(1,031)	(456)	(547)
Net debt	2,293,005	2,294,261	2,305,878
Costs incurred on fully-leased development properties	(124,038)	(95,972)	(275,359)
Net debt adjusted for fully-leased development	$2,168,967	$2,198,289	$2,030,519

Net debt	$2,293,005	$2,294,261	$2,305,878
Pro forma debt adjustments from subsequent event transaction proceeds	N/A	(189,000)	N/A
Pro forma net debt	2,293,005	2,105,261	2,305,878
Costs incurred on fully-leased development properties	(124,038)	(95,972)	(275,359)
Pro forma net debt adjusted for fully-leased development	$2,168,967	$2,009,289	$2,030,519